Exhibit 1.1

Company No. 41424

Memorandum and
Articles of Association

and Special and other Resolutions of
Unilever PLC
(Incorporated 21 June, 1894)

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Table of Contents of Memorandum and Articles of Association
and Special and other Resolutions

CAPITAL ALTERATIONS
12th October, 1937	11
Special Resolution for Reduction of Capital to
£117,000,000; conversion of 4,015,310 7 per cent.
Cumulative Preference Shares of £1 each into 4,015,310
5 per cent. Cumulative Preference Shares of £1 each;
consolidation of 24,850,752 20 per cent. Cumulative
Preferred Ordinary Shares of 5s. each and conversion into
6,212,688 Ordinary Shares of £1 each; conversion of
7,000,000 20 per cent. Cumulative A Preferred Ordinary
Shares of £1 each into 7,000,000 Ordinary Shares of £1
each; subdivision of 2,150,000 Ordinary Shares of £10
each into 21,500,000 Ordinary Shares of £1 each;
increase of capital to £141,418,750; conversion of
unissued shares into stock when issued and fully paid;
and change of name of Company to Lever Brothers &
Unilever Limited

15th November, 1937	12
Order of the High Court sanctioning the Scheme of
Arrangement and Amalgamation between Unilever
Limited and its Stockholders and Lever Brothers, Limited
and confirming the reduction of the capital to
£117,000,000

15th November, 1937	13
Minute approved by the Court on reduction of capital

30th November, 1937	14
Certificate of registration of the above mentioned Order
of the High Court and Minute on reduction of capital

27th February, 1952	15
Special Resolution to change name of Company to
Unilever Limited
Page

20th September, 1966	15
Special Resolutions for Reduction of Capital by the
cancellation of assented Preferential Stock (as defined in
the Scheme of Arrangement dated 25th August, 1966
between Unilever Limited and its six classes of members)
and of the 1,655,310 unissued 5 per cent. Cumulative
Preference Shares of £1 each and the 24,338,251
unissued 8 per cent. Cumulative A Preference Shares of
£1 each; increase of capital to £141,418,750;
redesignation of Preference and Preferred Ordinary Stock
and Shares

24th October, 1966	16
Order of the High Court sanctioning (with modifications)
Scheme of Arrangement dated 25th August, 1966,
between Unilever Limited and its six classes of members
as set forth in the First Schedule to the Order; confirming
the reduction of the capital to £64,274,506; approving
Minute (on reduction of capital) as set forth in the
Second Schedule to the Order

5th December, 1966	23
Certificate of registration on 2nd December, 1966 of the
above mentioned Order of the High Court dated 24th
October, 1966 and relative Minute on reduction of
capital

12th December, 1983	24
Special Resolution for the Reduction of Capital by the
cancellation of 24,993,904 Ordinary Shares and the
increase of the authorised Capital to £141,418,750

24th January, 1984	25
Order of the High Court confirming the reduction of
capital from £141,418,750 to £135,170,274 and Minute
approved by the Court

14th February, 1984	27
Certificate of registration on 27th January, 1984 of the
above mentioned Order of the High Court dated 24th
January, 1984 and relative Minute on reduction of capital

23rd January, 1989	28
Special Resolution for the Reduction of Capital by the
repayment of the 7 per cent. and 5 per cent. First
Cumulative Preference Stocks, the 8 per cent. Second
Cumulative Preference Stock and the 20 per cent. Third
Cumulative Preferred Ordinary Shares

23rd January, 1989	28
Extraordinary Resolution at Class Meeting of the holders
of the 7 per cent. First Cumulative Preference relating to
the Reduction of Capital referred to above

23rd January, 1989	29
Extraordinary Resolutions at Class Meetings of the
holders of 5 per cent. First Cumulative Preference Stocks
and the 8 per cent. Second Cumulative Preference Stock
relating to the Reduction of Capital referred to above

Unilever PLC Memorandum and Articles of Association 2004

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Unilever PLC Memorandum and Articles of Association 2004	1

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2	Unilever PLC Memorandum and Articles of Association 2004

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		Page

	Record Dates and Accounting Records
148	Record dates	56
149	Directors to keep proper accounts	56
150	Inspection of records	57

	Service of Notices and Other Documents
151	Service of notices	57
152	Members resident abroad	57
153	When notice deemed served	57
154	Service of notice to person entitled by transmission	57
155	Notice given by advertisement	57

	Destruction of Documents
156	Consequences of destruction of documents	58

	Winding-Up
157	Order of priority in winding-up	58
158	Distribution of assets in specie	58

	Indemnity
159	Indemnity of officers	58

SPECIAL AND OTHER RESOLUTIONS
18th June, 1931		59
Resolution for Conversion of Shares into Stock

12th July, 1951		59
Resolution of Ordinary Stockholders sanctioning
modification of the terms of the Agreement dated 28th
June, 1946 between Lever Brothers & Unilever N.V. and
the Company referred to in Article 3 of the Company’s
Articles of Association

27th October, 1961		60
Resolution re-converting the issued Ordinary Stock into
Ordinary Shares of 5s. 0d. each and sub-dividing the
unissued Ordinary Shares of £1 each into Ordinary Shares
of 5s. 0d. each

Special Resolution relating to resolutions for conversion
of Shares into Stock ceasing to apply to the Ordinary
Share capital

17th May, 1978		60
Resolution re-converting 20 per cent. Third Cumulative
Preferred Ordinary Stock into Shares

9th April, 1981		61
Resolution of the Directors to re-register as a public
company and to amend the Memorandum of
Association

18th May, 1983		61
Special Resolution adopting new Clause 3 of the
Memorandum of Association

20th May, 1987		62
Resolution sub-dividing the Ordinary Shares of 25p each
into Ordinary Shares of 5p each

Special Resolution adopting new Articles of Association
Page

3rd May, 1989	62
Special Resolution amending the Articles of Association
on repayment of Preference Stocks and Preferred
Ordinary Shares

Special Resolution amending Article 145(a) of the	63
Articles of Association

Special Resolution adopting new Article 117 of the	63
Articles of Association

4th May, 1994	65
Special Resolution amending Article 110 and adopting
new Article 158 of the Articles of Association

Special Resolution adopting new Article 127 of the	65
Articles of Association

3rd May, 1995	66
Special Resolution adopting new Articles 14, 128 and
141 of the Articles of Association

Special Resolution adopting new Articles 57 and 134	66
of the Articles of Association

Special Resolution adopting new Articles 75 and 76	67
of the Articles of Association

6th May, 1997	68
Special Resolution amending Articles 2, 35, 38, 39, 56,
57, 141, 145, 147, 150, 152 and 153 and adopting new
Articles 12.1, 12.2, 34, 37, 42 and 70 of the Articles of
Association

22nd September, 1997	71
Special Resolution adopting new Article 9 and amending
Article 83

4th May, 1999	72
Special Resolution adopting new Article 9 and amending
Article 83

9th May, 2001	73
Special Resolution amending Articles 2, 69, 72, 85, 92,
93, 104, 105, 121, 126, 129, 150, 151 and 152 and
adopting new Articles 89, 90, 91 and 95

12th May 2004	76
Special Resolution amending articles 2, 77, 118 and 134,
adopting new articles 74, 97, 101, 103, 108, 109 and
130, and deleting articles 107, 127, 132 and 133.

Special Resolution amending articles 3, 11, 44, 56, 72,	78
75, 110, 144, 145, 156 and 158.

Unilever PLC Memorandum and Articles of Association 2004	3

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No. 41424 C	N.L. 40439

Certificate of Incorporation
of Lever Brothers, Limited

I hereby Certify
that LEVER BROTHERS, LIMITED is this day Incorporated under the Companies Acts,
1862 to 1890, and that the Company is Limited.

Given under my hand at London this Twenty-first day of June,
One thousand eight hundred and ninety-four.

Fees and Deed Stamps: £51 5s. 0d.

Stamp Duty on Capital: £1,500.

J. S. PURCELL,
Registrar of Joint Stock Companies.

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No. 41424

Certificate of
Change of Name

I hereby Certify
that LEVER BROTHERS, LIMITED having, with the sanction of a Special Resolution of the said Company and with the approval of the BOARD OF TRADE, changed its name, is now called LEVER BROTHERS & UNILEVER LIMITED, and I have entered such new name on the Register accordingly.

Given under my hand at London, this Thirty-first day of December,
One thousand nine hundred and thirty-seven.

P. MARTIN,
Registrar of Companies.

Unilever PLC Memorandum and Articles of Association 2004	5

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No. 41424

Change of
Name Certificate
pursuant to Section 18(3) of the Companies Act 1948

I hereby Certify
that LEVER BROTHERS & UNILEVER LIMITED having, with the sanction of a Special Resolution of the said Company and with the approval of the BOARD OF TRADE, changed its name, is now called UNILEVER LIMITED, and I have entered such new name on the Register accordingly.

Given under my hand at London, this First day of March,
One thousand nine hundred and fifty-two.

J. D. TODD,
Registrar of Companies.

6	Unilever PLC Memorandum and Articles of Association 2004

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No. 41424

Certificate of Incorporation on
Re-registration as a Public Company

I hereby Certify
that UNILEVER PLC has this day been re-registered under the Companies Acts 1948 to 1980 as a public company, and that the company is limited.

Dated at Cardiff the 1st June, 1981.

D. B. NOTTAGE,
Registrar of Companies.

Unilever PLC Memorandum and Articles of Association 2004	7

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The Companies Act

Public company limited by shares

Memorandum of Association
of Unilever PLC

1*	The name of the Company is “UNILEVER PLC”.

1a	The Company is to be a public company.

2	The registered office of the Company will be situated in England and Wales.

3**	The objects for which the Company is established are:–
(1) To acquire and take over as a going concern the business and undertaking carried on at Port Sunlight in the County of Chester, and elsewhere, by and under the style of Lever Brothers, Limited, incorporated in the year 1890, and all or any of the assets and liabilities of the said Lever Brothers, Limited.

(2) To act or carry on business as a holding company and to hold or acquire shares or other interests in companies and to assist finance or manage any companies in which it has an interest.

(3) To operate and carry into effect an Agreement dated 28th June, 1946 (as amended by Supplemental Agreements dated 20th July, 1951 and 21st December, 1981) with Unilever N.V. of The Netherlands known as the Equalisation Agreement and an Agreement dated 28th June, 1946 with Unilever N.V. known as the Deed of Mutual Covenants with full power to agree any modification or abrogation of all or any of the terms of the said Agreements and to enter into operate and carry into effect any further or other agreements or arrangements with or in connection with Unilever N.V. and to do all such other things as in the opinion of the Board of Directors of the Company are necessary or desirable for the furtherance of this object or for the furtherance maintenance or development of the relationship with Unilever N.V. constituted by or arising out of any agreement or arrangement mentioned in this sub-clause.

(4) To manufacture, process, import, export and deal in and store any goods and other things and to carry on the business of manufacturers, processors, importers and exporters of and dealers in any goods and other things.

(5) To acquire and assume for any estate or interest and to take options over, construct, develop or exploit any property, real or personal, and rights of any kind and the whole or any part of the undertaking, assets and liabilities of any person.
(6) To exploit lands, mines and mineral rights and to acquire, explore for and exploit any natural resources and to carry on any landowning or agricultural business or any other business involving the ownership or possession of land or other immovable property or buildings or structures thereon and to construct, erect, install, enlarge, alter and maintain buildings, plant and machinery and to carry on business as builders, contractors and engineers.

(7) To provide services of all descriptions and to carry on business as advisers, consultants, brokers and agents of any kind.

(8) To advertise, market and sell the products of the Company and of any other person and to carry on the business of advertisers or advertising agents or of a marketing and selling organisation or of a supplier, wholesaler, retailer, merchant or dealer of any kind.

(9) To provide technical, medical, cultural, artistic, educational, entertainment or business material, facilities or services and to carry on any business involving any such provision.

(10) To lend money, and grant or provide credit and financial accommodation, to any person and to carry on the business of a banking, finance or insurance company.

(11) To invest money of the Company in any investments and to hold, sell or otherwise deal with such investments, and to carry on the business of a property or investment company.

(12) To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

(13) To enter into any arrangements with any government or authority or person and to obtain from any such government or authority or person any legislation, orders, rights, privileges, franchises and concessions and to carry out, exercise and comply with the same.

(14) To borrow and raise money and accept money on deposit and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities.

*	Changed from original name of Lever Brothers, Limited. See Certificates of change of name and of incorporation on re-registration as a public company dated: 31st December, 1937, page 5, 1st March, 1952, page 6, 1st June, 1981, page 7.
**	Adopted by Special Resolution on 18th May, 1983 in place of original clause.

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(15) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) Unilever N.V. or any company which is for the time being a subsidiary or a holding company of the Company or Unilever N.V. or another subsidiary of a holding company of the Company or Unilever N.V. or otherwise associated with the Company or Unilever N.V.

(16) To amalgamate or enter into partnership or any profit-sharing arrangement with, or to co-operate or participate in any way with, or to take over or assume any obligation of, or to assist or subsidise any person.

(17) To accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

(18) To apply for and take out, purchase or otherwise acquire any trade and service marks and names, designs, patents, patent rights, inventions and secret processes and to carry on the business of an inventor, designer or research organisation.

(19) To sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with, or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities or for a share of profit or a royalty or other periodical or deferred payment.

(20) To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

(21) To give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of, any securities of the Company or in or about the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund, trust or business promoters or managers and of underwriters or dealers in securities, and to act as director of and as secretary, manager, registrar or transfer agent for any other company and to act as trustees of any kind and to undertake and execute any trust and any trust business (including the business of acting as trustee under wills and settlements and as executor and administrator).

(22) To procure the registration or incorporation of the Company in or under the laws of any place outside England.

(23) To grant or procure the grant of donations, gratuities, pensions, annuities, allowances, or other benefits, including benefits on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or who the Board of Directors of the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any funds, trusts, insurances or schemes or any associations, institutions, clubs or schools, or to do any other thing likely to benefit any such persons or otherwise to advance the interests of such persons or the Company or its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of such persons or the Company or its Members or for any national, charitable, benevolent, educational, social, public, general or useful object.

(24) To cease carrying on or wind up any business or activity of the Company, and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

(25) To distribute any of the property of the Company among its creditors and Members in specie or kind.

(26) To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

Unilever PLC Memorandum and Articles of Association 2004	9

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(27) To carry on any other business or activity and do anything of any nature which in the opinion of the Board of Directors of the Company is or may be capable of being conveniently carried on or done in connection with the above, or likely directly or indirectly to enhance the value of or render more profitable all or any part of the Company’s undertaking, property or assets or otherwise to advance the interests of the Company or of its Members.

(28) To do all such other things as in the opinion of the Board of Directors of the Company are or may be incidental or conducive to the attainment of the above objects or any of them.

And it is hereby declared that “company” in this clause, except where used in reference to this Company, shall include any partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere, “person” shall include any company as well as any other legal or natural person, “securities” shall include any fully, partly or nil paid or no par value share, stock, unit, debenture, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation, “and” and “or” shall mean “and/or” where the context so permits, “other” and “otherwise” shall not be construed ejusdem generis where a wider construction is possible, and the objects specified in the different paragraphs of this clause shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

4	The liability of the Members is limited.

5	The capital of the Company is £1,500,000,* divided into 75,000 Preference Shares of £10 each and 75,000 Ordinary Shares of £10 each. There shall be attached to the said Preference Shares a fixed cumulative preference dividend at the rate of £5 per cent. per annum on the capital for the time being paid up thereon, and as regards capital they shall rank before the Ordinary Shares.

The above-mentioned Preference and Ordinary Shares in the original capital, and any new shares, may be divided into different classes of shares, with any altered or other preferential, deferred, qualified, or special rights and privileges, or without any preferential rights, inter se, as may from time to time be determined in accordance with the Company’s regulations for the time being.

We, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, addresses, and descriptions of Subscribers	Number of Preference Shares taken by each Subscriber

EDMUND V. SALAMAN,	Agent	One
224, Portsdown Road, Maida Vale, W.

EDWARD JOSEPH DANCE,	Agent	One
27, Ruth Street, Bolton, Lan.

THOMAS JAMES RISEBOROUGH,	Cashier	One
11, Langton Road, North Brixton, S.W.

FREDERICK JAMES SCULLY,	Clerk	One
72, Holsworthy Square, W.C.

FREDERICK STACY,	Clerk	One
60, Nelson Square, Blackfriars.

FREDERICK D. PERCIVAL,	Clerk	One
Parkside, St. Paul’s Road, Tottenham, N.

NICOLAS GLINZ,	Clerk	One
5, Western Road, Brixton, S.W.

Dated this 21st day of June, 1894. Witness to all the above Signatures,

EDWD. PALMER, Solr.,

CLERK TO MESSRS. HOLLAMS, SONS, COWARD & HAWKSLEY, SoIrs., Mincing Lane, E.C.
* The capital of the Company has been altered by various Special Resolutions and Orders of the High Court between the years 1896 and 1989. On the 10th May, 1999 it was £136,275,682 divided as shown in Article 9 (see page 35).

10	Unilever PLC Memorandum and Articles of Association 2004

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At an Extraordinary General Meeting of the Company duly convened and held on the 12th day of October, 1937, the following Resolution was duly passed as a Special Resolution:–

Resolution

That subject to and upon the printed Scheme of Arrangement and Amalgamation dated the 11th August, 1937 (which has been produced to this Meeting and for the purpose of identification signed by the Chairman thereof) being sanctioned by the Court pursuant to Sections 153 and 154 of the Companies Act, 1929, and coming into operation with or without any such modification as therein provided for:

A	The Capital of the Company be reduced to £117,000,000, divided into:

£30,762,082 7 per cent. Cumulative Preference Stock, 9,237,918 7 per cent. Cumulative Preference Shares of £1 each,

£15,655,173 8 per cent. Cumulative A Preference Stock,

24,344,827 8 per cent. Cumulative A Preference Shares of £1 each,

£2,287,312 20 per cent. Cumulative Preferred Ordinary Stock,

24,850,752 20 per cent. Cumulative Preferred Ordinary Shares of 5s. each,

7,000,000 20 per cent. Cumulative A Preferred Ordinary Shares of £1 each

and

2,150,000 Ordinary Shares of £10 each

by the cancellation pursuant to and for the purposes of the said Scheme of:

£1,500,000 20 per cent. Cumulative Preferred Ordinary Stock,

£3,000,000 20 per cent. Cumulative A Preferred Ordinary Stock,

and

£8,500,000 Ordinary Stock

which three Stocks are beneficially held by Unilever Limited;

B	The Capital of the Company be thereupon converted, consolidated, sub-divided and increased pursuant to and in accordance with the said Scheme so as thereafter to be constituted as provided in Clause 7 of the said Scheme;

C	All Shares in the capital of the Company from time to time unissued be converted into Stock as and when the same are issued and are fully paid up;

D	The name of the Company be changed to “Lever Brothers & Unilever Limited”.

Unilever PLC Memorandum and Articles of Association 2004	11

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No. 00539 of 1937

In the High Court of Justice

CHANCERY DIVISION MR. JUSTICE SIMONDS Monday the 15th day of November, 1937	Fo. 272 W.4 Stamp £2 (Seal)

In the Matter of UNILEVER LIMITED
and
In the Matter of LEVER BROTHERS, LIMITED
and
In the Matter of THE COMPANIES ACT, 1929

Upon the Petition of the above-named Unilever Limited whose Registered Office is situate at Unilever House Blackfriars in the City of London and Lever Brothers, Limited whose Registered Office is situate at Port Sunlight in the County of Chester on the 19th October, 1937 preferred unto this Court And upon hearing Counsel for the Petitioners and for Naamlooze Vennootschap Elma and United Holdings Limited the holders of £100,000 Deferred Stock of Unilever Limited Blackfriars Nominees Limited and British Oil & Cake Mills Limited the holders of 3,000,000 20 per cent. A Preferred Ordinary Stock of Lever Brothers, Limited Blackfriars Nominees Limited as holder of £6,100,000 Ordinary Stock of Lever Brothers, Limited and Unilever Naamlooze Vennootschap and “Mavibel” (Maatschappij voor Internationale Beleggingen) Naamlooze Vennootschap referred to in Clause 10 of the Agreement set forth in the Schedule to the Scheme of Arrangement and Amalgamation hereinafter sanctioned And upon reading the said Petition the Order dated the 11th August 1937 (whereby the said Unilever Limited was ordered to convene separate meetings of the Holders of (1) its 7 per cent. Cumulative Preferred Stock and 5 per cent. Cumulative Preferred Stock and (2) its Ordinary Stock for the purpose of considering and if thought fit approving with or without modification a Scheme of Arrangement and Amalgamation proposed to be made between the said Unilever Limited and its respective Stockholders and Lever Brothers, Limited) the Order dated the 1st November 1937 (dispensing with the settlement of a list of Creditors of the said Lever Brothers, Limited) the “London Gazette” and the “Times” Newspaper both of the 21st September 1937 (each containing an advertisement of the notice convening the meetings directed to be held by the said Order dated the 11th August 1937) the “London Gazette” and the “Times” Newspaper both of the 5th November 1937 (each containing a notice of the presentation of the said Petition and that the same was appointed to be heard this day) the three Affidavits of Francis D’Arcy Cooper filed respectively the 20th July 1937 and the 19th and 20th October 1937 the Affidavit of Hugh Quennell filed the 11th August 1937 the joint and several Affidavit of Luke Val Fildes John William Heywood and Ronald Geoffrey Rowe filed the 19th October 1937 the joint and several Affidavit of Percy Farnworth and Fred Homer filed the 29th October 1937 and the Exhibits in the said Affidavits respectively referred to

And the said Naamlooze Vennootschap Elma United Holdings Limited Blackfriars Nominees Limited British Oil & Cake Mills Limited Unilever Naamlooze Vennootschap and “Mavibel” (Maatschappij voor Internationale Beleggingen) Naamlooze Vennootschap by their Counsel submitting to be bound by the Scheme of Arrangement and Amalgamation hereinafter sanctioned

This Court doth hereby sanction the Scheme of Arrangement and Amalgamation as set forth in the Schedule to the said Petition subject to the modifications approved by the Court on the hearing of the said Petition which Scheme of Arrangement and Amalgamation as so modified and sanctioned is set forth in the First Schedule hereto

And this Court doth order that the reduction of the capital of the said Lever Brothers, Limited from £130,000,000 to £117,000,000 resolved on and effected by the Special Resolution passed at an Extraordinary General Meeting of the said Lever Brothers, Limited held on the 12th October 1937 be and the same is hereby confirmed in accordance with the provisions of the above-mentioned Act

And the Court doth hereby approve the Minute set forth in the Second Schedule hereto

And it is ordered that this Order be produced and a copy of the said Minute delivered to the Registrar of Companies by Lever Brothers, Limited and that each of them the above-named Unilever Limited and Lever Brothers, Limited do deliver to such Registrar an office copy of this Order

And it is ordered that Notice of the Registration by the Registrar of Companies of this Order so far as it confirms the reduction of the capital of the said Lever Brothers, Limited and of the said Minute be published once in the “London Gazette” and in the “Times” Newspaper within ten days after such Registration

And it is ordered that the above-named Lever Brothers, Limited and Unilever Limited or either of them be at liberty to apply in Chambers for an Order or orders under Section 154 of the above-mentioned Act as there may be occasion

ARTHUR STIEBEL,
Registrar

Seal

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Minute Approved by the Court

15th November, 1937.

The capital of Lever Brothers, Limited was by virtue of a Special Resolution of the Company and with the sanction of an Order of the High Court of Justice dated the 15th day of November, 1937, reduced from £130,000,000 to £117,000,000, divided into £30,762,082 Preference Stock, 9,237,918 Preference Shares of £1 each, £15,655,173 A Preference Stock, 24,344,827 A Preference Shares of £1 each, £2,287,312 Preferred Ordinary Stock, 24,850,752 Preferred Ordinary Shares of 5s. each, 7,000,000 A Preferred Ordinary Shares of £1 each and 2,150,000 Ordinary Shares of £10 each.

At the date of the registration of this Minute, none of the said shares had been issued.

By virtue of a Scheme of Arrangement and Amalgamation between Unilever Limited and its respective Stockholders and the Company sanctioned by the said Order and of a Special Resolution passed by the Company, the capital of the Company on the registration of this Minute is £141,418,750, divided into £30,762,082 Preference Stock, £15,655,173 A Preference Stock, £2,287,312 Preferred Ordinary Stock, 9,237,918 Preference Shares of £1 each, 24,344,827 A Preference Shares of £1 each, 59,031,438 Ordinary Shares of £1 each and 100,000 Deferred Shares of £1 each none of which shares has been issued.

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No. 41424

Certificate of Registration
of Order of Court and Minute on reduction of Capital

(Pursuant to Sec. 58 of the Companies Act, 1929.)

LEVER BROTHERS, LIMITED having by Special Resolution reduced its Capital, as confirmed by an Order of the High Court of Justice, Chancery Division, bearing date the 15th day of November, 1937.

I hereby Certify
the Registration of the said Order and of a Minute, showing the present capital and shares of the Company, as fixed by the said Order.

Given under my hand at London this thirtieth day of November
One thousand nine hundred and thirty-seven.

P. MARTIN,
Assistant Registrar of Companies.

14	Unilever PLC Memorandum and Articles of Association 2004

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At an Extraordinary General Meeting of the Company duly convened and held on the 27th day of February, 1952, the following Resolution was duly passed as a Special Resolution:–

Resolution

That the name of the Company be changed to
“UNILEVER LIMITED”.

At an Extraordinary General Meeting of the Company duly convened and held on the 20th day of September, 1966, the following Resolutions were duly passed as Special Resolutions:–

Resolutions

1	That the Scheme of Arrangement dated 25th August, 1966, between the Company and its six classes of members, a print of which has been submitted to this Meeting and for the purpose of identification subscribed by the Chairman hereof, be and it is hereby approved.

2	That subject to the said Scheme being sanctioned the capital of the Company be reduced by the cancellation of the assented Preferential Stock (as in the said Scheme defined) and of the 1,655,310 unissued 5 per cent. Cumulative Preference Shares of £1 each and the 24,338,251 unissued 8 per cent. Cumulative A Preference Shares of £1 each in the capital of the Company.
3	That forthwith upon the said reduction of capital taking effect:

(a) the capital of the Company be increased to its former amount of £141,418,750 by the creation of the appropriate number of Ordinary Shares of 5s. each.

(b) the 7 per cent. Cumulative Preference Stock and Shares, the 5 per cent. Cumulative Preference Stock and Shares, the 8 per cent. Cumulative A Preference Stock and Shares and the 20 per cent. Cumulative Preferred Ordinary Stock and Shares be redesignated as 7 per cent. First Cumulative Preference Stock and Shares, 5 per cent. First Cumulative Preference Stock and Shares, 8 per cent. Second Cumulative Preference Stock and Shares and 20 per cent. Third Cumulative Preferred Ordinary Stock and Shares respectively.

Unilever PLC Memorandum and Articles of Association 2004	15

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No. 00987 of 1966

In the High Court of Justice

CHANCERY DIVISION MR. JUSTICE PLOWMAN FO. 123 R.28 Monday the 24th day of October 1966 In the Matter of UNILEVER LIMITED and In the Matter of THE COMPANIES ACT, 1948	Seal Supreme Court of Judicature

Upon the Petition of the above-named Unilever Limited (hereinafter called “the Company”) whose registered office is situate at Port Sunlight Birkenhead in the County of Chester on the 26th September 1966 preferred unto this Court

And Upon Hearing Counsel for the Company

And Upon Reading the said Petition the Order dated the 14th July 1966 (whereby the Company was ordered to convene separate Meetings of the holders of (i) its 7 per cent. Cumulative Preference Stock (ii) its 5 per cent. Cumulative Preference Stock (iii) its 8 per cent. CumulatIve A Preference Stock (iv) its 20 per cent. Cumulative Preferred Ordinary Stock and (v) its Ordinary Shares for the purpose of considering and if thought fit approving, with or without modification, a Scheme of Arrangement proposed to be made between the Company the holders of its said Stocks and Shares and the holders of its Deferred Stock) the Order dated the 7th October 1966 (dispensing with the settlement of a list of Creditors) The Times newspaper of the 26th August 1966 (containing an advertisement of the notice convening the Meetings directed to be held by the said Order dated the 14th July 1966) The Times newspaper of the 15th October 1966 (containing a notice of the presentation of the said Petition and that the same was appointed to be heard this day) and three Affidavits of George James Baron Cole of Blackfriars filed respectively the 11th July 1966 and the 27th September 1966 the two joint Affidavits of John Arthur Smethurst and William Favager filed respectively the 8th September 1966 and the 19th October 1966 the Affidavit of Kenneth Lysberg Barber and the Affidavit of Edward James Wells both filed the 27th September 1966 and the Exhibits in the said Affidavits respectively referred to

This Court doth hereby sanction the Scheme of Arrangement as set forth in the Schedule to the said Petition (subject to the modifications approved by this Court on the hearing of the said Petition) which Scheme of Arrangement as so modified and sanctioned is set forth in the First Schedule hereto

And this Court doth order that the reduction of the capital of the Company resolved on and effected by a Special Resolution passed at an Extraordinary General Meeting of the Company held on the 20th September 1966 be and the same is hereby confirmed in accordance with the provisions of the above-mentioned Act

And the Court doth hereby approve the Minute set forth in the Second Schedule hereto

And it is ordered that this Order be produced to the Registrar of Companies and that an Office Copy hereof be delivered to him together with a copy of the said Minute

And it is ordered that notice of the registration by the Registrar of Companies of this Order (so far as it confirms the reduction of the capital of the Company) and of the said Minute be published once in The Times newspaper within 21 days after such registration

MAURICE BERKELEY,
Registrar

16	Unilever PLC Memorandum and Articles of Association 2004

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THE FIRST SCHEDULE before referred to

No. 00987 of 1966

In the High Court of Justice

CHANCERY DIVISION

In the Matter of UNILEVER LIMITED
and
In the Matter of THE COMPANIES ACT, 1948

Scheme of Arrangement
(under Section 206 of the Companies Act, 1948)

between
UNILEVER LIMITED and the holders of:
(1)	its 7 per cent. Cumulative Preference Stock;
(2)	its 5 per cent. Cumulative Preference Stock;
(3)	its 8 per cent. Cumulative A Preference Stock;
(4)	its 20 per cent. Cumulative Preferred Ordinary Stock;
(5)	its Ordinary Shares of 5s. each; and
(6)	its Deferred Stock.

PRELIMINARY

In this Scheme the following expressions shall bear the following meanings:–

“the Company”	means Unilever Limited;

“the Preferential Stock”	means the £35,984,690
7 per cent. Cumulative
Preference Stock, the
£2,360,000 5 per cent.
Cumulative Preference Stock,
the £15,661,749 8 per cent.
Cumulative A Preference Stock
and the £2,287,312 20 per
cent. Cumulative Preferred
Ordinary Stock in the capital
of the Company;

the term “non-assented” in	means Preferential Stock in
relation to Preferential Stock	respect of which the holder
shall give a valid Notice of
Non-Assent under Clause 5
of this Scheme;

the term “assented” in	means Preferential Stock
relation to Preferential Stock	which is not non-assented;

“the New Loan Stock”	means the Unsecured Loan
Stock of the Company to be
created pursuant to Clause 1
of this Scheme;

“the Effective Date”	means the day on which this
Scheme becomes effective in
accordance with Clause 9 of
this Scheme;

“this Scheme”	means this Scheme (including
the Appendices hereto) in
its present form or with any
modification thereof or addition
thereto or condition approved
or imposed by the Court;

“holder”	includes person entitled
by transmission.

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THE SCHEME

Creation of New Loan Stock
1.	(a) The Company shall create New Loan Stock up to £62,695,050 in aggregate nominal amount as follows:–

(i) up to £60,335,050 7 3 /4 per cent. Unsecured Loan Stock 1991/2006;

(ii) up to £2,360,000 5 1 /2 per cent. Unsecured Loan Stock 1991/2006.

(b) The New Loan Stock shall be constituted by a Trust Deed between the Company of the one part and The Law Debenture Corporation, Limited as trustees of the other part and shall contain or incorporate provisions to the effect of those set forth in Appendix A to this Scheme and shall be in the form of the draft already prepared and subscribed for the purposes of identification by Slaughter and May, Solicitors, with such modifications and additions, if any, as may prior to the execution thereof be approved by the Company and the Trustees.

Reduction of Share Capital
2.	(a) The share capital of the Company shall be reduced by the cancellation of the assented Preferential Stock and of the 1,655,310 unissued 5 per cent. Cumulative Preference Shares of £1 each and the 24,338,251 unissued 8 per cent. Cumulative A Preference Shares of £1 each in the capital of the Company.

(b) Forthwith upon the said reduction of capital taking effect the share capital of the Company shall be increased to its former amount by the creation of Ordinary Shares of 5s. each.

Allotment of New Loan Stock
3.	(a) In consideration of the cancellation of the assented Preferential Stock the Company shall within 28 days after the Effective Date (but subject as regards fractions to the provisions of paragraph (b) of this Clause) allot and issue credited as fully paid to the persons who at the close of business on the day immediately preceding the Effective Date are the registered holders of the assented Preferential Stock for every £100 in nominal amount of assented Preferential Stock of the class shown in column 1 of the Table below set out New Loan Stock of the nominal amount and class shown in column 2 of the said Table and so in proportion for holdings of less than £100 or which are not an exact multiple thereof:–
Table
1	2
£100 Preferential Stock	New Loan Stock
7 per cent.	£100 7 3 /4 per cent.
Cumulative Preference	Unsecured Loan
Stock.	Stock 1991/2006.

5 per cent.	£100 5 1 /2 per cent.
Cumulative Preference	Unsecured Loan
Stock.	Stock 1991/2006.
8 per cent.	£114 7 3 /4 per cent.
Cumulative A Preference	Unsecured Loan
Stock.	Stock 1991/2006.

20 per cent.	£284 7 3 /4 per cent.
Cumulative Preferred	Unsecured Loan
Ordinary Stock.	Stock 1991/2006.

(b) No holder of any of the assented Preferential Stock shall be entitled to be allotted any fraction of £1 of New Loan Stock but any fractional amounts to which but for this provision holders of assented Preferential Stock would have been entitled shall be aggregated and allotted to the Secretary of the Company or to some person or persons nominated by him upon trust to sell the same and the Company shall distribute the net proceeds of such sale to the persons entitled thereto.

(c) The amount of 7 3 /4 per cent. Unsecured Loan Stock to be allotted to a holder of assented Preferential Stock of two or more classes and the fractional entitlement, if any, of any such holder shall be determined by aggregating the amounts of 7 3 /4 per cent. Unsecured Loan Stock which, but for the provisions of paragraph (b) of this Clause, would have been allotted to such holder.

Dividends and Interest
4.	(a) The New Loan Stock to be issued pursuant to this Scheme shall carry interest calculated as from and including the 1st July, 1966.

(b) The holders of the assented Preferential Stock shall not be entitled to receive any dividends on the assented Preferential Stock held by them respectively in respect of any period commencing after the 30th June, 1966.

(c) Each mandate in force at the close of business on the day immediately preceding the Effective Date relating to the payment of dividends on assented Preferential Stock shall unless and until revoked be deemed as from such date to be a valid and effective mandate to the Company in relation to interest on the corresponding New Loan Stock.

Notice of Non-Assent
5.	(a) If any holder of Preferential Stock shall, in manner provided in paragraph (b) of this Clause, give notice in the form prescribed by the Company (herein called “Notice of Non-Assent”) to the Company that such holder does not wish to have all or some part of the Preferential Stock held by him cancelled, the Preferential Stock held by such holder shall, to the extent specified in such Notice of Non-Assent, for the purposes of this Scheme be non-assented.

(b) Every such notice shall be signed (or in the case of a body corporate executed under its Common Seal, if any) by the holder or, in the case of joint holdings, all the holders of the Preferential Stock concerned and sent or delivered to the Joint Registrars of the Company accompanied by the relative stock certificate or certificates so as to be received by the Joint Registrars on or before the 19th September, 1966, or posted before the 19th September, 1966 and received by the said Joint Registrars on or before the 27th September, 1966.

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Modification of Rights attached to Classes of Share Capital
6	(a) The Company shall alter its Articles of Association by substituting for Articles 3 and 49 the new Articles 3 and 49 set forth in Resolution numbered 3 in the Notice convening an Extraordinary General Meeting of the Company for the 20th September, 1966.

(b) From and after the Effective Date the rights set forth in Appendix B to this Scheme shall be attached to the non-assented Preferential Stock in substitution for and to the exclusion of those rights now set forth in paragraph (viii) of Article 9 of the Articles of Association of the Company.

(c) Nothing in this Scheme contained shall prevent the alteration or variation of any rights attached to any Stock or Shares in the capital of the Company or any provision in the Articles of Association of the Company in any manner for the time being authorised by law or by such Articles.

Certificates for New Loan Stock and Cash Payments
7	As soon as practicable after the allotments of the New Loan Stock, the Company shall send to the allottees notices informing them that this Scheme has become effective and, unless prohibited by law, enclosing certificates for the amounts of New Loan Stock and shall, either simultaneously or as soon as practicable thereafter and unless prohibited by law, send to the allottees cheques or postal orders for any cash payments in respect of fractions, being the amounts and payments to which they are respectively entitled under this Scheme.

8	(a) All certificates for New Loan Stock shall be sent by the Company to the holders of the assented Preferential Stock through the post in prepaid envelopes addressed to such holders at their respective registered addresses (or, in the case of joint holders, to the address of that one of the joint holders whose name stands first in the register in respect of such joint holding) and the Company shall not be responsible for any loss in transmission.

(b) All cash payments in respect of fractions required to be made pursuant to this Scheme to holders of assented Preferential Stock shall be made by the Company to such holders by sending cheques or postal orders for the amounts payable through the post in the manner and to the addresses mentioned in paragraph (a) of this Clause, and the Company shall not be responsible for any loss in transmission.

All such cheques and postal orders shall be made payable to the order of the person to whom the payment is due or, in the case of joint holders entitled to such payment, to the order of that one of the joint holders whose name stands first in the register in respect of such joint holding. Payment of any cheque or encashment of any postal order (as the case may be) shall be a complete discharge to the Company for the moneys represented thereby.
The Effective Date
9	This Scheme shall become effective as soon as an office copy or office copies of the Order of the Court sanctioning under Section 206 of the Companies Act, 1948 this Scheme and confirming under Section 68 of the said Act the reduction of capital provided for in this Scheme shall have been duly delivered to the Registrar of Companies for registration; and unless this Scheme shall have become effective as aforesaid on or before the 31st December, 1966, or such later date, if any, as the Court may allow, the same shall never become effective.

10	The Company may consent on behalf of all concerned to any modification of or addition to this Scheme or to any conditions which the Court may think fit to approve or impose.

Fundamental Condition
11	Notwithstanding anything hereinbefore contained if less than 50 per cent. in aggregate nominal amount of the Preferential Stock (or such lesser nominal amount as the Company shall within fourteen days after the holding of the meetings convened by Order of the Court for the purpose of considering this Scheme by Resolution of its Board of Directors decide) falls to be treated as assented Preferential Stock for the purposes of this Scheme, this Scheme shall not be capable of becoming effective.

Dated 25th August, 1966.

APPENDIX A
Provisions relating to New Loan Stock
The 5 1 /2 per cent. Unsecured Loan Stock 1991/2006 (“the 5 1 /2 per cent. Stock”) and the 7 3 /4 per cent. Unsecured Loan Stock 1991/2006 (“the 7 3 /4 per cent. Stock”) – together referred to herein as “the Stocks” – will be created by a Resolution of the Board of Directors and will be constituted by a Trust Deed in favour of The Law Debenture Corporation, Limited, as Trustees. The Trust Deed will contain provisions, inter alia, to the following effect:–

1	Amounts The 5 1 /2 per cent. Stock will not exceed £2,360,000; the 7 3 /4 per cent. Stock wiII not exceed £60,335,050.

2	Interest
The 5 1 /2 per cent. Stock and the 7 3 /4 per cent. Stock will carry interest respectively at the rates of 5 1 /2 per cent. and 7 3 /4 per cent. per annum, payable half-yearly on 30th June and 31st December. The first payment of interest will be made on 31st December, 1966 and will amount to £2 15s. 0d. (less income tax) per £100 nominal of the 5 1 /2 per cent. Stock and £3 17s. 6d. (less income tax) per £100 nominal of the 7 3 /4 per cent. Stock.

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3	Redemption, Purchase and Final Repayment
(a) The Stocks, unless previously purchased or redeemed, will be repaid on 30th June, 2006, at par plus accrued interest.

(b) The Company will be entitled to redeem the whole or any part, to be selected by drawings, of the Stocks at par plus accrued interest on or at any time after 30th June, 1991, on giving not less than three months’ notice in writing.

(c) The Company may at any time purchase any part of the Stocks on any recognised Stock Exchange or by tender (available to all Stockholders of the particular Stock alike) at any price or by private treaty at a price not exceeding par in the case of the 5 1 /2 per cent. Stock and £105 per cent. in the case of the 7 3 /4 per cent. Stock (exclusive in each case of expenses and accrued interest) but not otherwise.

(d) The Company may exercise its rights and powers of redemption and purchase as regards the 5 1 /2 per cent. Stock and the 7 3 /4 per cent. Stock at its sole discretion and without obligation to maintain any ratio between the amounts for the time being outstanding of either of such series.

(e) All stock purchased or redeemed shall be cancelled and shall not be available for re-issue.

4	Limitation on Borrowings
(A) The Company shall procure that so long as any part of the Stocks remains outstanding the aggregate principal amount (including any premium payable on final repayment) outstanding of borrowings by the Company and all its subsidiaries (but excluding borrowings by any of such companies from any other of them) shall not exceed a sum equal to twice the adjusted total of capital and reserves (as defined below).

(B) The Company shall procure that so long as any part of the Stocks remains outstanding the aggregate principal amount (including any premium payable on final repayment) outstanding of (a) secured borrowings of the Company (otherwise than from any of its subsidiaries) and (b) all borrowings whether secured or unsecured of its subsidiaries (otherwise than from the Company or from another subsidiary) shall not exceed a sum equal to two thirds of the adjusted total of capital and reserves.

For the purposes of the provisions of (A) and (B) above relating to borrowing:–

(i) the principal amount (together with any premium payable on final repayment) of any debentures within the meaning of Section 455 of the Companies Act, 1948 issued by the Company or any of its subsidiaries shall (unless otherwise taken into account) be deemed to be borrowings;

(ii) the principal amount raised by the Company or any of its subsidiaries by acceptances under any acceptance credit opened on its behalf by any bank or accepting house shall be deemed to be borrowings;
(iii) the nominal amount of any issued share capital and the principal amount of any borrowings (together in each case with any premium on redemption or repayment) the repayment whereof is guaranteed by the Company or by any of its subsidiaries shall be deemed to be borrowings by the guaranteeing company unless otherwise taken into account;

(iv) any borrowings of the Company or any of its subsidiaries for the express purpose of repaying the whole or any part of any borrowings of the Company or any of its subsidiaries for the time being outstanding (including any premium on redemption or repayment) and taken into account and applied for that purpose within four months of such borrowing shall pending application for such purpose within such period be deemed not to be borrowings;

(v) the nominal amount of any issued share capital (not being equity share capital) of a subsidiary owned otherwise than by the Company or by a subsidiary shall be deemed to be borrowings of the subsidiary;

(vi) in the case of a subsidiary, part of whose equity share capital is held otherwise than by the Company or another subsidiary, the proportion of the total amounts borrowed by such subsidiary which is borrowed otherwise than from the Company or another subsidiary which corresponds to the proportion of the total nominal amount of the issued equity share capital of such subsidiary held otherwise than by the Company or another subsidiary shall be deemed not to be borrowings.

5	Definitions
The expression “the adjusted total of capital and reserves” means at any material time the amount of the issued and paid-up share capital of the Company plus the aggregate amount standing to the credit of the consolidated capital and revenue reserves (including any share premium account and capital redemption reserve fund) plus or minus the amount standing to the credit or debit (as the case may be) of the consolidated profit and loss account of the Company and its subsidiaries all as shown in the latest audited consolidated accounts of the Company but:–

(i) adjusted as may be appropriate to take account of (a) any increase in or reduction of the issued and paid-up share capital or the share premium account of the Company since the date to which the consolidated balance sheet incorporated in such accounts shall have been made up and any distributions (other than normal preference dividends and interim dividends paid in each case out of profits earned since such date) in cash or specie made from such reserves or profit and loss account since such date and (b) any subsidiary not consolidated in such accounts, any companies which since the date of such accounts have ceased to be subsidiaries and any companies which will become subsidiaries as a result of the transaction in relation to which the calculation falls to be made;

20	Unilever PLC Memorandum and Articles of Association 2004

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(ii) excluding any sums set aside for taxation, other than any sums set aside in respect of taxation equalisation;

(iii) after deducting any amount for goodwill or any other intangible asset (not being an amount representing part of the cost of an acquisition of shares or other property) incorporated as an asset in such balance sheet (as adjusted);

(iv) excluding any amounts attributable to minority interests in subsidiaries;

(v) after making such other adjustments (if any) as the Auditors of the Company may consider appropriate.

6	Transfer The Stocks will each be registered and transferable in amounts and multiples of £1.

7	Modification of Rights
The provisions of the Trust Deed and the rights of the holders of the Stocks will be subject to modification by Extraordinary Resolution of the Stockholders concerned as provided in the Trust Deed. In addition, the Trustees may from time to time without any consent or sanction of the Stockholders concerned (but only if and in so far as in the opinion of the Trustees the interests of such Stockholders will not be materially prejudiced thereby) assent to any modification of the provisions of the Trust Deed or any Supplemental Trust Deed. Provision will be made for separate meetings of the holders of the series concerned where the subject matter of any proposed Resolution is considered by the Trustees to involve a conflict of interest between the holders of one series of the Stock and the holders of the other series of the Stock.

8	Indemnification The Trust Deed will contain provisions for indemnifying the Trustees and for relieving them from responsibility in certain events.

APPENDIX B
(see Clause 6(b) of the Scheme)

On a return of assets in a winding-up or otherwise the 7 per cent. First Cumulative Preference Shares, 5 per cent. First Cumulative Preference Shares, 8 per cent. Second Cumulative Preference Shares and 20 per cent. Third Cumulative Preferred Ordinary Shares shall be entitled to rank for repayment of the capital paid up or credited as paid up thereon in the same priorities respectively as they rank for dividend together with a sum equal to any arrears or deficiency of dividend in respect thereof (whether declared or undeclared) and together also by way of premium with an amount per share equal to the excess (if any) of the market value of such Preference and Preferred Ordinary Shares respectively over the amount paid up or credited as paid up thereon, such market value to be established by taking the average as certified by the Company’s Auditors of the means of the daily quotations at which the said Preference Shares and Preferred Ordinary Shares respectively shall have been quoted in the Daily Official List published by The Stock Exchange, London, during the six months immediately preceding the relevant date, after first deducting from the mean on each day a sum equal to any arrears or deficiency of dividend in respect thereof (whether declared or undeclared) up to that day (less an amount equivalent to income tax on such sum at the standard rate for the time being in force). Provided that in the event of a reduction of capital involving repayment of part only of the capital paid up or credited as paid up on the said Preference Shares and Preferred Ordinary Shares a proportionate part only of any such premium as aforesaid shall be payable. “The relevant date” means in the case of a compulsory winding-up the commencement of the winding-up and in the case of a voluntary winding-up or reduction of capital the date thirty days before the despatch of the notice convening the meeting to pass the resolution for winding up or reduction of capital as the case may be. The said Preference Shares and Preferred Ordinary Shares shall confer no further or other right to participate in profits or assets.

Unilever PLC Memorandum and Articles of Association 2004	21

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THE SECOND SCHEDULE before referred to

Minute Approved by the Court

The capital of Unilever Limited was by virtue of a Special Resolution and a Scheme of Arrangement sanctioned by an Order of the High Court of Justice dated the 24th day of October 1966 reduced from the former capital of £141,418,750 divided into £35,984,690 7 per cent. Cumulative Preference Stock, £2,360,000 5 per cent. Cumulative Preference Stock, £15,661,749 8 per cent. Cumulative A Preference Stock, £2,287,312 20 per cent. Cumulative Preferred Ordinary Stock, 1,655,310 5 per cent. Cumulative Preference Shares of £1 each, 24,338,251 8 per cent. Cumulative A Preference Shares of £1 each, 236,125,752 Ordinary Shares of 5s. each and £100,000 Deferred Stock to £64,274,506 divided into £3,502,564 7 per cent. Cumulative Preference Stock, £172,382 5 per cent. Cumulative Preference Stock, £1,218,546 8 per cent. Cumulative A Preference Stock, £249,576 20 per cent. Cumulative Preferred Ordinary Stock, 236,125,752 Ordinary Shares of 5s. each and £100,000 Deferred Stock. At the date of the registration of this Minute 181,348,592 of the said Ordinary Shares have been issued and are deemed to be fully paid and none of the remaining Ordinary Shares has been issued. By virtue of a Special Resolution of the Company to take effect forthwith upon the said reduction of capital taking effect the capital of the Company has been increased to £141,418,750 by the creation of 308,576,976 Ordinary Shares of 5s. each.

22	Unilever PLC Memorandum and Articles of Association 2004

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No. 41424

Certificate of Registration
of Order of Court and Minute on reduction of Capital
(Pursuant to Sec. 69 of the Companies Act, 1948.)

UNILEVER LIMITED having by Special Resolution reduced its Capital, as confirmed by an Order of the High Court of Justice, Chancery Division, bearing date the Twenty-fourth day of October One Thousand Nine Hundred and Sixty-Six.

I hereby Certify

That the said Order and a Minute showing the capital and shares of the Company as approved by the said Order were Registered pursuant to Section 69 of the Companies Act, 1948, on the Second day of December One Thousand Nine Hundred and Sixty-Six.

Given under my hand at London this Fifth day of December
One Thousand Nine Hundred and Sixty-Six.

A. E. WHITBY,
Assistant Registrar of Companies.

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At an Extraordinary General Meeting of the Company duly convened and held on the 12th day of December, 1983, the following Resolution was duly passed as a Special Resolution:–

Resolution

That
(a) the capital of the Company be reduced from £141,418,750 to £135,170,274, such reduction to be effected by cancelling the whole of the capital paid up on 24,993,904 Ordinary Shares of 25p each, being that part of the holding of Ordinary Shares in the capital of the Company registered in the names of Sir David Alexander Orr, The Right Honourable Philip William Bryce Third Viscount Leverhulme, Seamus George Sweetman, Kenneth Durham and Cecil Frazer Sedcole, which is held by them as Trustees of the Will of the First Viscount Leverhulme in the Fund known as the Office Holders Fund, and by cancelling and extinguishing such Ordinary Shares; and
(b) forthwith upon such reduction of capital taking effect, the authorised capital of the Company be increased to its former amount of £141,418,750 by the creation of 24,993,904 Ordinary Shares of 25p each.

24	Unilever PLC Memorandum and Articles of Association 2004

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No. 007556 of 1983

In the High Court of Justice

CHANCERY DIVISION
MR. JUSTICE HARMAN

FO. 228 C1

Tuesday the 24th Day of January, 1984

In the Matter of UNILEVER PLC
and
In the Matter of THE COMPANIES ACT 1948

Upon the Petition of the above-named Unilever PLC whose registered office is situate at Port Sunlight Wirral Merseyside L62 4XN on the 12th December, 1983 preferred unto this Court

And upon hearing Counsel for the Petitioner

And upon reading the said Petition (as amended) the Order dated the 22nd December, 1983 (dispensing with the settlement of a list of Creditors) the Affidavit of Kenneth Durham filed the 15th December, 1983 the Affidavit of James Dewar Keir filed the 18th January, 1984 the Exhibits in the said Affidavits respectively referred to and “The Times” Newspaper of the 14th January, 1984 (containing a notice of the presentation of the said Petition and that the same was appointed to be heard this day)

This Court doth order that the reduction of the capital of the said Company from £141,418,750 to £135,170,274 resolved on and effected by a Special Resolution passed at an Extraordinary General Meeting of the said Company held on the 12th December, 1983 be and the same is hereby confirmed in accordance with the provisions of the above mentioned Act.

And the Court doth hereby approve the Minute set forth in the Schedule hereto

And it is ordered that this Order be produced to the Registrar of Companies and that an Office Copy hereof be delivered to him together with a copy of the said Minute

And it is ordered that notice of the registration by the Registrar of Companies of this Order and of the said Minute be published once in “The Times” newspaper within 21 days after such registration.

JOHN BRADBURN,
Registrar

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THE SCHEDULE before referred to

Minute Approved by the Court

The Capital of Unilever PLC was by virtue of a Special Resolution and with the sanction of an Order of the High Court of Justice dated the 24th January, 1984 reduced from £141,418,750 divided into £3,502,564 7 per cent First Cumulative Preference Stock £172,382 5 per cent First Cumulative Preference Stock £1,218,546 8 per cent Second Cumulative Preference Stock £249,576 20 per cent Third Cumulative Preferred Ordinary Stock 544,702,728 Ordinary Shares of 25p each and £100,000 Deferred Stock to £135,170,274 divided into £3,502,564 7 per cent First Cumulative Preference Stock £172,382 5 per cent First Cumulative Preference Stock £1,218,546 8 per cent Second Cumulative Preference Stock £249,576 20 per cent Third Cumulative Preferred Ordinary Stock 519,708,824 Ordinary Shares of 25p each and £100,000 Deferred Stock At the date of the registration of this Minute 158,073,358 of the said Ordinary Shares have been issued and are deemed to be fully paid and none of the remaining Ordinary Shares has been issued. By virtue of a Special Resolution of the Company to take effect forthwith upon the said reduction of capital taking effect the capital of the Company has been increased to £141,418,750 by the creation of 24,993,904 Ordinary Shares of 25p each.

26	Unilever PLC Memorandum and Articles of Association 2004

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No. 41424

Certificate of Registration
of Order of Court and Minute on reduction of Capital

Whereas UNILEVER PLC having by Special Resolution reduced its capital as confirmed by an Order of the High Court of Justice, Chancery Division
dated the 24th January, 1984.

Now therefore

I hereby Certify

that the said Order and Minute approved by the Court were registered pursuant to section 69 of the Companies Act, 1948, on the 27th January, 1984

Given under my hand at Cardiff the 14th February, 1984

T. G. THOMAS,

An Authorised Officer

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At an Extraordinary General Meeting of the Company duly convened and held on the 23rd January, 1989, the following Resolution was duly passed as a Special Resolution:–

Resolution

That subject to the consent of the holders of the Company’s 7 per cent. First Cumulative Preference Stock, 5 per cent. First Cumulative Preference Stock, 8 per cent. Second Cumulative Preference Stock and 20 per cent. Third Cumulative Preferred Ordinary Shares of 25p each given by extraordinary resolutions as provided in Article 11 of the Company’s Articles of Association, the authorised capital of the Company be reduced from £141,418,750 to £136,275,682 and that such reduction be effected by returning the whole of the capital paid up on the £3,502,564 7 per cent. First Cumulative Preference Stock together with a premium of 7p per £1 nominal of such Stock, 78p of the capital paid up on each £1 nominal of the £172,382 5 per cent. First Cumulative Preference Stock, the whole of the capital paid up on the £1,218,546 8 per cent. Second Cumulative Preference Stock together with a premium of 14p per £1 nominal of such Stock and the whole of the capital paid up on each of the 998,304 20 per cent. Third Cumulative Preferred Ordinary Shares together with a premium of 40p per share and cancelling and extinguishing all the said Preference Stocks and Preferred Shares.

At a Class Meeting of holders of 7 per cent. First Cumulative Preference Stock of the Company duly convened and held on the 23rd January, 1989, the following Resolution was duly passed as an Extraordinary Resolution:–

Resolution

That this Class Meeting of the holders of the 7 per cent. First Cumulative Preference Stock in the capital of the Company hereby consents on behalf of all the holders of such Stock to the reduction of the capital of the Company on the terms set out in the Special Resolution contained in the Notice dated the 16th day of December 1988 convening the Extraordinary General Meeting of the Company for 23rd January, 1989 (a copy of such notice having been produced to this Meeting and for the purposes of identification signed by the Chairman thereof) and sanctions any variation of the rights and privileges attached to the said Stock which is effected or authorised by the said resolution or is involved therein to the intent that such resolution shall be binding on all the holders of the said Stock.

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At a Class Meeting of holders of 5 per cent. First Cumulative Preference Stock of the Company duly convened and held on the 23rd January, 1989, the following Resolution was duly passed as an Extraordinary Resolution:–

Resolution

That this Class Meeting of the holders of the 5 per cent. First Cumulative Preference Stock in the capital of the Company hereby consents on behalf of all the holders of such Stock to the reduction of the capital of the Company on the terms set out in the Special Resolution contained in the Notice dated the 16th day of December 1988 convening the Extraordinary General Meeting of the Company for 23rd January 1989 (a copy of such notice having been produced to this Meeting and for the purposes of identification signed by the Chairman thereof) and sanctions any variation of the rights and privileges attached to the said Stock which is effected or authorised by the said resolution or is involved therein to the intent that such resolution shall be binding on all the holders of the said Stock.

At a Class Meeting of holders of 8 per cent. Second Cumulative Preference Stock of the Company duly convened and held on the 23rd January, 1989, the following Resolution was duly passed as an Extraordinary Resolution:–

Resolution

That this Class Meeting of the holders of the 8 per cent. Second Cumulative Preference Stock in the capital of the Company hereby consents on behalf of all the holders of such Stock to the reduction of the capital of the Company on the terms set out in the Special Resolution contained in the Notice dated the 16th day of December 1988 convening the Extraordinary General Meeting of the Company for 23rd January 1989 (a copy of such notice having been produced to this Meeting and for the purposes of identification signed by the Chairman thereof) and sanctions any variation of the rights and privileges attached to the said Stock which is effected or authorised by the said resolution or is involved therein to the intent that such resolution shall be binding on all the holders of the said Stock.

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At a Class Meeting of holders of 20 per cent. Third Cumulative Preferred Ordinary Shares in the Company duly convened and held on the 23rd January, 1989, the following Resolution was duly passed as an Extraordinary Resolution:–

Resolution

That this Class Meeting of the holders of the 20 per cent. Third Cumulative Preferred Ordinary Shares in the capital of the Company hereby consents on behalf of all the holders of such Shares to the reduction of the capital of the Company on the terms set out in the Special Resolution contained in the Notice dated the 16th day of December 1988 convening the Extraordinary General Meeting of the Company for 23rd January 1989 (a copy of such notice having been produced to this Meeting and for the purposes of identification signed by the Chairman thereof) and sanctions any variation of the rights and privileges attached to the said Shares which is effected or authorised by the said resolution or is involved therein to the intent that such resolution shall be binding on all the holders of the said Shares.

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No. 00433 of 1989

In the High Court of Justice

CHANCERY DIVISION
COMPANIES COURT
MR. JUSTICE MILLETT

Monday the 27th day of February 1989

In the Matter of UNILEVER PLC
and
In the Matter of THE COMPANIES ACT 1985

Upon the Petition of the above-named Unilever PLC (hereinafter called “the Company”) whose registered office is situate at Port Sunlight Wirral Merseyside L62 4ZA

And Upon Hearing Counsel for the Company

And Upon Reading the documents recorded on the Court File as having been read

It is ordered that the reduction of the capital of the Company from £141,418,750 to £136,275,682 resolved on and effected by a Special Resolution passed at an Extraordinary General Meeting of the Company held on the 23rd January 1989 be confirmed.

And the Court approves the Minute set forth in the Schedule hereto

AND IT IS FURTHER ORDERED

(1)	that this Order be produced by the Company to the Registrar of Companies and that it deliver an Office Copy to him together with a copy of the said Minute

(2)	that notice of the registration by the Registrar of Companies of this Order and of the said Minute be published by the Company once in the Financial Times newspaper within 21 days after such registration.

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THE SCHEDULE

Minute Approved by the Court

“The capital of Unilever PLC was by virtue of a Special Resolution and with the sanction of an Order of the High Court of Justice dated 27th day of February 1989 reduced from £141,418,750 (divided into £3,502,564 7 per cent. First Cumulative Preference Stock £172,382 5 per cent. First Cumulative Preference Stock £1,218,546 8 per cent. Second Cumulative Preference Stock 998,304 20 per cent. Third Cumulative Preferred Ordinary Shares of 25p each 2,723,513,640 Ordinary Shares of 5p each and £100,000 Deferred Stock) to £136,275,682 (divided into 2,723,513,640 Ordinary Shares of 5p each and £100,000 Deferred Stock). At the date of the registration of this Minute 794,082,087 Ordinary Shares of 5p each have been issued and are deemed to be fully paid and none of the remaining Ordinary Shares has been issued”.

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No. 41424

Certificate of Registration

of Order of Court and Minute

on reduction of Share Capital

Whereas UNILEVER PLC having by Special Resolution reduced its capital as confirmed by an Order of the High Court of Justice, Chancery Division dated the 27th February 1989. Now therefore

I hereby Certify
that the said Order and Minute approved by the Court were registered pursuant to section 138 of the Companies Act 1985 on the 2nd March 1989.

Given under my hand at Cardiff the 13th March 1989.

An Authorised Officer.

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The Companies Act 1985

Public company limited by shares

Articles of Association
of Unilever PLC
(Articles adopted with effect from 29th June, 1987 pursuant to a Special Resolution of the Company dated 20th May, 1987.)

INTERPRETATION

Exclusion of Table A
1.	No regulations set out in any statute, or in any statutory instrument made under any statute, concerning companies shall apply as regulations or articles of the Company.

Definitions
2.	In these articles unless the context otherwise requires:-

“address”, in relation to electronic communications, includes any number or address used for the purposes of such communications;

“these articles” means these articles of association as altered from time to time by special resolution and the expression “this article” shall be construed accordingly;

“the auditors” means the auditors for the time being of the Company or, in the case of joint auditors, any one of them;

“certificated share” means a share which is not an uncertificated share;

“clear days” in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

“the Companies Acts” means every statute from time to time in force concerning companies in so far as the same applies to the Company;

“the Directors” means the Board of Directors of the Company for the time being;

“electronic signature” means anything in electronic form which the Directors require to be incorporated into or otherwise associated with an electronic communication for the purpose of establishing the authenticity or integrity of the communication;

“address”, in relation to electronic communications, includes any number or address used for the purposes of such communications;

“the holder” in relation to any shares means the member whose name is entered in the register as the holder of those shares;

“member” means a member of the Company;

“the office” means the registered office for the time being of the Company;

“paid up” means paid up or credited as paid up;

“participating class” means a class of shares title to which is permitted by an Operator to be transferred by means of a relevant system;

“person entitled by transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

“the register” means the register of members of the Company;

“seal” means the common seal of the Company or any official seal that the Company may be permitted to have under the Companies Acts;

“the Secretary” means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the Company and includes an assistant or deputy secretary and any person appointed by the Directors to perform any of the duties of the secretary; “shares” includes stock;

“uncertificated share” means a share of a class which is for the time being a participating class title to which is recorded on the register as being held in uncertificated form;

“the Uncertificated Securities Regulations” means The Uncertificated Securities Regulations 1995 as amended from time to time and any provisions of or under the Companies Acts (including any orders, regulations or other subordinate legislation made thereunder) which supplement or replace such Regulations;

“Unilever N.V.” means Unilever N.V. of Rotterdam in the Netherlands (company number 24051830) or any company which is inserted as a holding company and parent of Unilever N.V. under any form of corporate reconstruction or reorganisation and which becomes a party to the Equalisation Agreement referred to in article 3;

“United Kingdom” means Great Britain and Northern Ireland;

references to a document being executed include references to its being executed under hand or under seal or by any other method except by means of an electronic signature;

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references to a document being signed or to signature include references to its being executed under hand or under seal or by any other method and, in the case of an electronic communication, are to its bearing an electronic signature;

references to writing include references to any method of representing or reproducing words in a legible and non-transitory form including by way of electronic communications where specifically provided in a particular article or where permitted by the Directors in their absolute discretion;

words or expressions to which a particular meaning is given by the Companies Acts or the Uncertificated Securities Regulations in force when these articles or any part of these articles are adopted bear the same meaning in these articles or that part (as the case may be) save that the word “company” shall include any body corporate; references to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person; and headings and notes are included only for convenience and shall not affect construction.

AGREEMENT FOR DISTRIBUTION OF PROFITS AND ASSETS

Agreement with Unilever N.V.
3	The Company having entered into an Agreement dated 28th June, 1946 (as amended by Supplemental Agreements dated 20th July, 1951 and 21st December, 1981) with Unilever N.V. of the Netherlands known as the Equalisation Agreement for the distribution of profits and assets of both companies the Directors shall carry the same into effect, with full power nevertheless from time to time, subject to the sanctions hereinafter mentioned, to agree to any modification of the terms of the said Agreement and the provisions of these articles shall be subject to the said Agreement. No modification of the terms of the said Agreement shall be made without the previous sanction of

	(a)	an ordinary resolution of the Company in general meeting; and

	(b)	an ordinary resolution passed at a separate general meeting of the holders of the Ordinary Shares; and

The provisions of article 11 shall apply to the separate general meeting hereinbefore mentioned, except only that the quorum necessary for the said meeting shall be the holders of a majority in nominal value of the Ordinary Shares present in person or by proxy, but so that, if at any adjourned separate general meeting of the holders of the Ordinary Shares such quorum be not present, those of such holders who are present in person or by proxy shall be a quorum.

SHARE CAPITAL

Rights attached to shares
4	Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the Directors may decide.

Redemption of shares
5	Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any class of shares, any share may be issued which is to be redeemed, or is to be liable to be redeemed at the option of the Company or the holder, on such terms and in such manner as may be provided by these articles.

Trusts not recognised
6	Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any interest in any share other than an absolute right to the whole of the share in the holder.

Allotment of shares
7	Subject to the provisions of the Companies Acts and these articles, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms as the Directors may decide.

Payment of commission
8	The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts.

Capital
9	(i) On the 10th May, 1999 the authorised capital of the Company is £136,275,682, divided as follows: 9,726,834,428 Ordinary Shares of 1.4p each. 100,000 Deferred Shares of £1 each, all of which have been issued and are now represented by £100,000 Deferred Stock.

(ii) The Ordinary Shares of 1.4p each and the Deferred Shares of £1 each shall respectively confer on the holders thereof the right to receive dividends in accordance with the provisions of article 136 hereof.

Repayment of capital in a winding-up
10	The Deferred Shares shall confer on the holders thereof the right in a winding-up to repayment of the capital paid up or credited as paid up thereon pari passu with the Ordinary Shares but shall not confer any further right to participation in the surplus assets of the Company.

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Modification of rights
11	(A) So long as the capital is divided into different classes of shares, but subject to the Companies Acts, all or any of the rights and privileges attached to each class may from time to time be modified or abrogated in any manner with the consent in writing of the holders of three-fourths of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of shares of the class. To any such general meeting all the provisions of these articles as to general meetings of the Company shall mutatis mutandis apply but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the capital paid up on the issued shares of the class (excluding any shares of that class held as treasury shares), that every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, that every holder of shares of the class present in person or by proxy may demand a poll and that if at any adjourned meeting a quorum as above defined be not present those of such holders who are present in person or by proxy shall be a quorum.

(B) Any increase in the number of Deferred Shares shall be deemed to be an alteration of the rights and privileges attaching to the Deferred Shares.

(C) Any alteration of the special rights conferred on the holders of the Deferred Shares by article 101 hereof may be effected (without any such consent or sanction as aforesaid) by a resolution passed at a general meeting of the Company by a majority consisting of not less than two-thirds of such members as being entitled to vote at such meeting vote thereat in person or by proxy, such majority comprising the holders of not less than one-half in nominal value of the entire issued share capital for the time being of the Company (but excluding any shares held as treasury shares) and being computed by reference to the number of votes to which each member is entitled by virtue of these articles.

(D) Subject as aforesaid the rights and privileges attached to any class shall for the purposes of this article not be deemed to be modified unless the modification prejudicially affects such rights or privileges.

EVIDENCE OF TITLE TO SHARES

Uncertificated shares
12.1	(A) Pursuant and subject to the Uncertificated Securities Regulations, the Directors may permit title to shares of any class to be evidenced otherwise than by a certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is for the time being a participating class. The Directors may also, subject to compliance with the Uncertificated Securities Regulations and the rules of any relevant system, determine at any time that title to any class of shares may from a date specified by the Directors no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system. For the avoidance of doubt, shares which are uncertificated shares shall not be treated as forming a class which is separate from certificated shares with the same rights.

(B) In relation to a class of shares which is, for the time being, a participating class and for so long as it remains a participating class, no provision of these articles shall apply or have effect to the extent that it is inconsistent in any respect with:

(i) the holding of shares of that class in uncertificated form;

(ii) the transfer of title to shares of that class by means of a relevant system; and

(iii) any provision of the Uncertificated Securities Regulations.

(C) Shares of a class which is for the time being a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Regulations and the rules of any relevant system, and the Directors shall record on the register of members that the shares are held in certificated or uncertificated form as appropriate.

Certificated shares
12.2	Subject to the provisions of the Uncertificated Securities Regulations, the rules of any relevant system and these articles, every person (except a person to whom the Company is not by law required to issue a certificate) whose name is entered in the register as a holder of any certificated shares shall be entitled, without payment, to receive within two months after allotment or lodgment of a transfer to him of the shares or within two months after the relevant Operator-instruction is received by the Company (or within such other period as the terms of issue shall provide) one certificate for all the shares of any one class or several certificates each for one or more of the shares of the class in question upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Directors may from time to time decide. In the case of a certificated share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A member who has transferred some of the shares comprised in his holding shall be entitled to a certificate for the balance without charge.

Replacement of certificates
13.	If a share certificate is defaced, worn out, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and any exceptional out-of-pocket expenses of the Company in investigating the evidence and preparing the indemnity as the Directors may decide and, where it is defaced or worn out, after delivery of the old certificate to the Company.

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Execution of share certificates
14.	Every share certificate shall be executed under a seal or in such other manner as the Directors having regard to the terms of issue and any listing requirements may authorise and shall specify the number and class of shares to which it relates and the amount or respective amounts paid up on the shares. The Directors may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

LIEN

Company’s lien on shares not fully paid
15.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the Company (whether presently or not) in respect of that share. The Company’s lien on a share shall extend to all distributions and other amounts payable in respect of it. The Directors may at any time either generally or in any particular case waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article.

Enforcing lien by sale
16.	The Company may sell, in such manner as the Directors may decide, any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 7 clear days after a notice in writing has been served on the holder of the shares, demanding payment and stating that if the notice is not complied with the shares may be sold. For giving effect to the sale the Directors may authorise some person to transfer the shares sold to or in accordance with the directions of the purchaser.

Validity of sales
17.	The transferee shall be registered as the holder of the shares and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. After his name has been registered the validity of the sale shall not be impeached by any person, and the remedy of any Person aggrieved by the sale shall be in damages only and against the Company exclusively.

Application of proceeds of sale
18.	The net proceeds, after payment of the costs, of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as it is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale and upon surrender, if required by the Company, for cancellation of the certificate for the shares sold) be paid to the holder immediately before the sale.

CALLS ON SHARES

Calls
19.	The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not payable on a date fixed by or in accordance with the terms of issue, and each member shall (subject to the Company serving upon him at least fourteen clear days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may decide. A person upon whom a call is made shall remain liable for the call notwithstanding the subsequent transfer of the shares in respect of which the call was made.

Payment on calls
20.	A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

Liability of joint holders
21.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

Interest due on non-payment
22.	If a sum called in respect of a share shall not be paid before or on the day appointed for payment, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment to the time of actual payment at such rate, not exceeding 10 per cent. per annum, as the Directors may decide, but the Directors shall be at liberty to waive payment of the interest wholly or in part.

Sums due on allotment to be treated as calls
23.	Any sum which becomes payable on allotment or on any other date fixed by or in accordance with the terms of issue, whether on account of the nominal amount of the share or by way of premium, shall be deemed to be a call made, notified and payable on the date on which, by the terms of issue, it becomes payable and, in case of non-payment, all the relevant provisions of these articles as to payment of interest, forfeiture or otherwise shall apply as if the sum had become payable by virtue of a call properly made and notified.

Power to differentiate
24.	The Directors may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

Payment of calls in advance
25.	The Directors may, if they think fit, receive from any member who is willing to advance them all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may (until they would, but for the advance, become presently payable) pay interest at such rate, not exceeding (unless the Company by ordinary resolution shall otherwise direct) 6 per cent. per annum, as the Directors may decide.

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FORFEITURE OF SHARES

Notice may be given if call or instalment not paid
26	If any call or instalment of a call remains unpaid on any share after the day appointed for payment, the Directors may at any time serve a notice on the holder requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued, and all expenses that may have been incurred by the Company by reason of such non-payment.

Form of notice
27	The notice shall name a further day (not being less than fourteen clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited. The Directors may accept the surrender of any share liable to be forfeited and, in that event, references in these articles to forfeiture shall include surrender.

Forfeiture of shares if non-compliance with notice
28	If the requirements of the notice are not complied with, any share in respect of which it was given may, at any time before payment of all calls or instalments and interest due in respect of it has been made, be forfeited by a resolution of the Directors to that effect and the forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

Notice after forfeiture
29	When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be invalidated by any omission or neglect to give the notice.

Sale of forfeited shares
30	Until cancelled in accordance with the requirements of the Companies Acts, a forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person upon such terms and in such manner as the Directors shall decide, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled by the Directors on such terms as the Directors may decide.

Arrears to be paid notwithstanding forfeiture
31	A person whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the forfeited shares but shall remain liable to pay to the Company all moneys which at the date of the forfeiture were payable by him to the Company in respect of those shares with interest thereon at the rate of 5 per cent. per annum (or such lower rate as the Directors may decide) from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal.
Effect of forfeiture
32	The forfeiture of a share shall involve the extinction of all interest in and also of all claims and demands against the Company in respect of the share and all other rights incident to the share, except only such of those rights as by these articles are expressly saved.

Statutory declaration as to forfeiture
33	A statutory declaration that the declarant is a Director of the Company or the Secretary and that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on its sale, re-allotment or disposition and the board may authorise some person to transfer the share to the person to whom it is sold, re-allotted or disposed of and, if the share is in registered form, he shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal.

TRANSFER OF SHARES

Transfer
34	Subject to such of the restrictions of these articles as may be applicable:–

(i) any member may transfer all or any of his uncertificated shares by means of a relevant system in such manner provided for, and subject as provided in the Uncertificated Securities Regulations and the rules of any relevant system, and accordingly no provision of these articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred; and

(ii) any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the Directors may approve.

Execution of transfer
35	The instrument of transfer of a certificated share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) the transferee, and the transferor shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the register in respect of it. All instruments of transfer, when registered, may be retained by the Company. The transfer books may be closed during such time as the Directors think fit, not exceeding in the whole thirty days in each year.

Right to decline to register transfer of partly paid shares
36	The Directors may, in their absolute discretion and without giving any reason for so doing, decline to register any transfer of any share which is not a fully paid share.

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Further rights to decline to register transfer
37	(A) The Directors may only decline to register a transfer of an uncertificated share in the circumstances set out in the Uncertificated Securities Regulations, and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.

(B) The Directors may decline to register any transfer of a certificated share unless:–

(i) the instrument of transfer is lodged with the Company accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer,

(ii) the instrument of transfer is in respect of only one class of share, and

(iii) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

Notice of refusal
38	If the Directors decline to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged or, in the case of uncertificated shares, within two months after the date on which the relevant Operator-instruction is received, send to the transferee notice of the refusal.

No fee payable on registration
39	No fee shall be charged by the Company for registering any transfer or document relating to or affecting the title to any share or for making any other entry in the register.

TRANSMISSION OF SHARES

Transmission of registered shares on death
40	If a member dies, the survivor or survivors, where he was a joint holder, and his personal representatives, where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his shares; but nothing contained in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons.

Entry of transmission in register
41	Where the entitlement of a person to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the Directors, the Directors shall cause the entitlement of that person to be noted in the register.
Election of person entitled by transmission
42	Any person entitled by transmission to a share may, subject as provided elsewhere in these articles, elect either to become the holder of the share or to have some person nominated by him registered as the holder. If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall transfer title to the share to that person. All the provisions of these articles relating to the transfer of shares shall apply to the notice or transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or transfer was given or executed by the member.

Rights of person entitled by transmission
43	Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share shall cease, but the person entitled by transmission to the share may give a good discharge for any dividends or other moneys payable in respect of it and shall have the same rights in relation to the share as he would have had if he were the holder of it, provided that, in order to vote at any general meeting in respect thereof, he shall have satisfied the Directors of his entitlement 48 hours at least before the time of holding the meeting at which he proposes to vote, or the Directors have previously admitted his right to vote in respect thereof. The Directors may at any time give notice requiring the person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Directors may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with or, where the share is fully paid up, may deem the person to have elected to be registered as a member in respect thereof and he may be registered accordingly.

CONVERSION OF SHARES INTO STOCK

Conversion of shares into stock
44	The Company in general meeting may convert any paid-up shares (excluding any shares held as treasury shares) into stock and may reconvert any stock into paid-up shares of any denomination. When any shares have been converted into stock the several holders of such stock may thenceforth transfer their respective interests therein or any part of such interest in the same manner and subject to the same regulations and restrictions as and subject to which shares in the Company’s capital may then be transferred or as near thereto as circumstances will admit. But the Directors may from time to time, if they think fit, fix the minimum amount of stock transferable, and direct that fractions of a pound shall not be dealt with, with power, nevertheless, at their discretion to waive such rules in any particular case.

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Rights of stockholders
45	The stock shall confer on the holders thereof respectively the same privileges and advantages as regards participation in profits and voting at meetings of the Company, and for other purposes as would have been conferred by shares of equal amount in the capital of the Company, of the same class as the shares from which such stock was converted, but so that none of such privileges or advantages except the participation in profits of the Company or in the assets of the Company on a winding-up shall be conferred by any such aliquot part of stock as would not, if existing in shares, have conferred such privileges or advantages. No such conversion shall prejudice or affect any preference or other special privilege attached to the shares so converted. Save as aforesaid all the provisions herein contained shall, so far as circumstances will admit, apply to stock as well as to shares. The stock resulting from the conversion of any class of shares into stock shall be described in the same manner as such class with the substitution of the word “stock” for shares.

SHARE WARRANTS TO BEARER

Issue of share warrants
46	No share warrants shall be issued in respect of any Deferred Shares of the Company, but subject to this provision the Company is hereby authorised to issue share warrants under the powers given by the Companies Acts, and the Directors may accordingly, with respect to any shares which are fully paid-up (in any case in which they shall in their discretion think fit so to do), upon an application in writing signed by the person registered as the holder of such shares and authenticated by such statutory declaration or other evidence (if any) as the Directors may from time to time require as to the identity of the person signing the request, and upon receiving the certificate (if any) of such shares, and the amount of the stamp duty on such warrant, or if the Company shall previously have compounded for such stamp duty, then such sum (if any) as the Directors may determine in respect of the amount payable for such composition, and such fee as the Directors may from time to time require, issue under a seal at the expense in all respects of the person applying for the same a warrant duly stamped stating that the bearer of the warrant is entitled to the shares therein specified, and may, in any case in which a warrant is so issued, provide by coupons or otherwise for the payment of the future dividends or other moneys on the shares included in such warrant.

Bearer of warrants deemed a member of the Company
47	Subject to the provisions of these articles and of the Companies Acts, the bearer of a warrant shall be deemed to be a member of the Company and shall be entitled to the same privileges and advantages as he would have had if his name had been included in the register as the holder of the shares specified in such warrant.
Restrictions on attending and voting at meetings
48	No person shall as bearer of a warrant, be entitled (a) to sign a requisition for calling a meeting or to give notice of intention to submit a resolution to a meeting, or (b) to attend or vote by himself or his proxy, or exercise any privilege as a member at a meeting, unless he shall, in case (a) before or at the time of lodging such requisition or giving such notice of intention as aforesaid, or in case (b) three days at least before the day fixed for the meeting, have deposited at the office or at such other place as may be specified in the notice the warrant in respect of which he claims to act, attend or vote as aforesaid, and unless the warrant shall remain so deposited until after the meeting and any adjournment thereof shall have been held.

One name only to be received as holder of share warrant
49	Not more than one name shall be received as that of the holder of a warrant.

Issue of deposit certificate in respect of share warrants
50	To any person so depositing a warrant there shall be delivered a certificate stating his name and address, and describing the shares included in the warrant so deposited, and bearing the date of issue of the certificate, and such certificate shall entitle him, or his proxy duly appointed, as hereinafter provided, to attend and vote at any general meeting held within three months from the date of the certificate in the same way as if he were the registered holder of the shares specified in the certificate.

Surrender of deposit certificate
51	Upon delivery up of the certificate to the Company, the bearer of the certificate shall be entitled to receive the warrant in respect of which the certificate was given.

Restriction on exercise of rights of membership
52	The holder of a warrant shall not, save as aforesaid, be entitled to exercise any right as a member, unless (if called upon by any Director or the Secretary so to do) he produces his warrant and states his name and address.

Issue of new share warrants
53	The Directors may from time to time make regulations as to the terms upon which, if they in their discretion think fit, a new warrant or coupon may be issued in any case in which a warrant or coupon may have been worn out, defaced or destroyed, but no new warrant may be issued to replace one that has been destroyed unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed.

Transfer of share warrants
54	The shares included in any warrant shall be transferred by the delivery of the warrant without any written transfer and without registration, and to shares so included the provisions hereinbefore contained with reference to the transfer of shares shall not apply.

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Issue of shares on surrender of share warrants
55	Upon the surrender of his warrant together with the outstanding dividend coupons, if any, in respect thereof to the Company for cancellation, the bearer of a warrant shall be entitled to have his name entered as a member in the register in respect of the shares included in the warrant, but the Company shall in no case be responsible for any loss or damage incurred by any person by reason of the Company entering in its register upon the surrender of a warrant the name of any person not the true and lawful owner of the warrant surrendered.

UNTRACED SHAREHOLDERS

Sale of shares of untraced shareholders
56	The Company may sell any shares in the Company on behalf of the holder of, or person entitled by transmission to, the shares by instructing a member of the London Stock Exchange plc to sell them in accordance with the best practice then obtaining if:–

(i) the shares are in certificated form,

(ii) the shares have been in issue either in certificated or uncertificated form throughout the qualifying period and at least three cash dividends have become payable on the shares during the qualifying period,

(iii) no cash dividend payable on the shares has either been claimed by presentation to the paying bank of the relative cheque or warrant or been satisfied by the transfer of funds to a bank account designated by the holder of, or person entitled by transmission to, the shares or by the transfer of funds by means of a relevant system at any time during the relevant period,

(iv) so far as any Director of the Company at the end of the relevant period is then aware, the Company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the shares, and

(v) the Company has caused two advertisements to be published, one in a daily newspaper with a national circulation in the United Kingdom and the other in a newspaper circulating in the area of the address of the holder of, or person entitled by transmission to, the shares shown in the register, giving notice of its intention to sell the shares and a period of three months has elapsed from the date of publication of the advertisements or of the last of the two advertisements to be published if they are published on different dates.

For the purpose of this paragraph of this article:

“the qualifying period” means the period of twelve years immediately preceding the date of publication of the advertisements referred to in sub-paragraph (iv) above or of the first of the two advertisements to be published if they are published on different dates; and
“the relevant period” means the period beginning at the commencement of the qualifying period and ending on the date when all the requirements of sub-paragraphs (i) to (v) above have been satisfied.

If, after the publication of either or both of the advertisements referred to in sub-paragraph (iv) above but before the Company has become entitled to sell the shares pursuant to this paragraph of this article, the requirements of sub-paragraph (ii) or (iii) above cease to be satisfied, the Company may nevertheless sell those shares after the requirements of sub-paragraphs (i) to (v) above have been satisfied afresh in relation to them.

If during any relevant period further shares have been issued in right of those held at the beginning of that relevant period or of any previously so issued during that relevant period and all the requirements of sub-paragraphs (ii) to (v) above have been satisfied in regard to the further shares, the Company may also sell the further shares.

To give effect to any sale of shares pursuant to this paragraph of this article the Directors may authorise some person to transfer the shares in question and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the Company and, upon their receipt, the Company shall become indebted to the former holder of, or person entitled by transmission to, the shares for an amount equal to the net proceeds. No trust shall be created in respect of the debt and no interest shall be payable in respect of it and the Company shall not be required to account for any moneys earned from the net proceeds which may be employed in the business of the Company or as it thinks fit.

Cessation of sending dividend payments
57	The Company may cease to send any cheque or warrant or other financial instrument through the post or employ any other means of payment, including by means of a relevant system, for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if either (a) in respect of at least two consecutive dividends payable on those shares the cheques or warrants or other financial instruments have been returned undelivered or remain uncashed or that means of payment has failed or (b) following one such occasion reasonable enquiries have failed to establish any new address or account of the registered holder. Subject to the provisions of these articles, the Company may recommence sending cheques or warrants or other financial instruments or employing such other means in respect of dividends payable on those shares if the holder or person entitled by transmission requests such recommencement in writing.

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INCREASE OF CAPITAL

Power to increase capital
58	The Company may by special resolution from time to time increase the capital by the creation of new shares of such amount as may be deemed expedient. The new shares shall be issued upon such terms and conditions, and with such rights and privileges or restrictions annexed thereto as the general meeting resolving upon the creation thereof shall by special resolution direct, and if no direction be given, as the Directors shall determine, and in particular such shares may be issued with a preferential or qualified right to dividends, and in the distribution of assets of the Company and with a special, or without any, right of voting.

New shares may be offered to existing members
59	The Company may by special resolution before the issue of any new shares, determine that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the Companies Acts) at a discount to all the then members, so far as practicable, in proportion to the amount of the capital held by them, or make any other provisions as to the issue and allotment of the new shares, but in default of any such determination, or so far as the same shall not extend, the new shares may be dealt with as if they formed part of the shares in the original capital.

Status of new shares
60	Except so far as otherwise provided by the conditions of issue or by these articles, any capital raised by the creation of new shares shall be considered part of the original capital, and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, surrender, voting and otherwise.

ALTERATION OF CAPITAL

Power to consolidate, sub-divide and cancel
61	The Company may from time to time by ordinary resolution:–

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b) subject to the provisions of the Companies Acts, subdivide its shares or any of them into shares of smaller amount than is fixed by its memorandum of association and so that the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others; and

(c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.
Fractions
62	Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may deal with the fractions as they think fit and in particular may sell the shares representing the fractions to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members and the Directors may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

Reduction of capital
63	Subject to the provisions of the Companies Acts, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

Purchase of own shares
64	Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its shares of any class, including any redeemable shares. No purchase by the Company of its own shares will take place unless it has been sanctioned by an extraordinary resolution passed at a separate class meeting of the holders of any class of convertible shares. Neither the Company nor the Directors shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

GENERAL MEETINGS

Extraordinary general meetings
65	Any general meeting of the Company other than an annual general meeting shall be called an extraordinary general meeting.

Annual general meetings
66	The Directors shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts.

Calling of extraordinary general meetings
67	The Directors may convene an extraordinary general meeting whenever they think fit and, upon a requisition of members pursuant to the provisions of the Companies Acts or upon a requisition made in writing by members holding in the aggregate one-tenth of the issued Ordinary Shares or one-half of the issued Deferred Shares in which event the provisions of the Companies Acts shall mutatis mutandis apply, shall forthwith proceed to do so for a date not later than eight weeks after deposit of the requisition at the office.

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Insufficient Directors within the United Kingdom
68.	If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

Notice
69.	An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a Director shall be called by not less than twenty-one clear days’ notice in writing. All other extraordinary general meetings shall be called by not less than fourteen clear days’ notice in writing. The notice shall specify the place, day and time of the meeting, and the general nature of the business to be transacted. Notice of every general meeting shall be given to all members other than any who, under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the auditors or, if more than one, each of them.

Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this article, it shall be deemed to have been properly called if it is so agreed:–

(a) in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting and

(b) in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

References in this article to notice in writing include the use of electronic communications and publication on a website in accordance with the Companies Acts.

Omission or non-receipt of notice
70.	The accidental omission to give any notice of a meeting or the accidental omission to send any document relating to any meeting, or the non-receipt of any such notice or document, by any person entitled to receive the notice or document shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

Quorum
71.	No business shall be transacted at any general meeting (except the declaration and sanction of a dividend) unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these articles, seven members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

Dissolution and adjournment of meeting if quorum not present
72.	If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day (not being less than fourteen nor more than twenty-eight days later) and at such other time or place as the chairman of the meeting may decide and at such adjourned meeting one member present in person or by proxy and entitled to vote (whatever the number of shares held by him) shall be a quorum. The Company shall give not less than seven clear days’ notice in writing of any meeting adjourned through want of a quorum and the notice shall state that one member present in person or by proxy and entitled to vote (whatever the number of shares held by him) shall be a quorum.

References in this article to notice in writing include the use of electronic communications and publication on a website in accordance with the Companies Acts.

Chairman of general meeting
73.	The chairman (if any) of the Directors or, in his absence, a vice chairman (if any) shall preside as chairman at every general meeting. If there is no chairman or vice chairman, or if at any meeting neither the chairman nor any vice chairman is present within five minutes after the time appointed for the commencement of the meeting, or if neither the chairman nor any vice chairman is willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote shall appoint one of their number to be chairman.

Entitlement to attend and speak
74.	Each Director shall be entitled to attend and speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares in the Company. Any proxy appointed by a member shall also be entitled to speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares in the Company at which such member would have been entitled to attend and speak.

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Adjournments and notice of adjournment
75	(A) The chairman may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either sine die or to another time or place where it appears to him that (a) the members entitled to vote wishing to attend cannot be conveniently accommodated in the place appointed for the meeting or (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. In addition, the chairman may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either sine die or to another time or place. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Directors. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place.

(B) When a meeting is adjourned for three months or more, or sine die, notice of the adjourned meeting shall be given as in the case of an original meeting. Except where these articles otherwise require, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

Security and other arrangements at general meetings
76	The Directors may direct that members or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Directors shall consider appropriate in the circumstances and shall be entitled in their absolute discretion to refuse entry to such general meeting to any member or proxy who fails to submit to such searches or to otherwise comply with such security arrangements or restrictions.

In the case of any general meeting the Directors may, notwithstanding the specification in the notice of the place of the general meeting (the “Principal Place”) at which the chairman of the meeting shall preside, make arrangements for simultaneous attendance and participation at other places by members and proxies entitled to attend the general meeting but excluded from the Principal Place under the provisions of this article.

Such arrangements for simultaneous attendance at the meeting may include arrangements regarding the level of attendance at the other places provided that they shall operate so that any members and proxies excluded from attendance at the Principal Place are able to attend at one of the other places. For the purpose of all other provisions of these articles any such meeting shall be treated as being held and taking place at the Principal Place.

The Directors may, for the purpose of facilitating the organisation and administration of any general meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all members and proxies entitled to attend the meeting an equal opportunity of being admitted to the Principal Place) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any member or proxy to attend a general meeting at the Principal Place shall be subject to such arrangements as may be for the time being in force whether stated in the notice of the meeting to apply to that meeting or notified to the members concerned subsequent to the provision of the notice of the meeting.

VOTING

Method of voting
77	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is properly demanded. Without prejudice to the other provisions of this article, the chairman may, in his absolute discretion, demand a poll on all or some of the resolutions put to the vote of the meeting before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll. Subject to the Companies Acts, a poll may be demanded by:–

(a) the chairman of the meeting, or

(b) at least three members present in person or by proxy and entitled to vote, or

(c) any member or members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all the members having the right to attend and vote at the meeting, or

(d) any member or members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid-up sums in the aggregate equal to not less than one-tenth of the total sum paid-up on all the shares conferring that right.

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost and an entry to that effect in the book of proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

Effect of properly demanded poll
78	If a poll is properly demanded it shall be taken in such manner as the chairman shall direct and he may appoint scrutineers who need not be members. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

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When poll to be taken
79	A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or on such date (being not later than thirty days after the date of the demand) and at such time and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

Continuance of business after demand for poll
80	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded, and it may be withdrawn with the consent of the chairman at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.

Votes on a poll
81	On a poll votes may be given either personally or by proxy.

Casting vote of chairman
82	In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of the meeting shall be entitled to an additional or casting vote.

Voting rights of members
83	On a show of hands every member who is present in person shall have one vote, and on a poll every member who is present in person or by proxy shall have one vote for every 1.4p nominal of capital held by him of whatever class.

Voting rights of joint holders
84	In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

Exercise of voting rights for incapable member
85	A member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so on his behalf and that person may vote on a poll by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the office (or at such other place as may be specified in accordance with these articles for the receipt of appointments of a proxy in writing which are not electronic communications) not later than the last time at which such an appointment could be so received in order to be valid.
No right to vote where sums still payable
86	No member shall, unless the Directors otherwise decide, be entitled to vote at any general meeting of the Company unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

Temporary cessation of rights of shareholders
87	Where the holder of any shares in the Company, or any person named as having any interest in any shares in the Company in reply to any notice served on the holder or on a person previously so named, fails to comply within twenty-eight days with any notice given by the Company under the Companies Acts requiring him to give particulars of any interest in those shares, the Company may give the holder a further notice to the effect that from the service of the further notice the shares will not confer on the holder any right to attend or vote at any general meeting of the Company or at any separate general meeting of the holders of shares of the same class until the former notice has been complied with and accordingly the shares shall not confer any right to attend or vote. Any further notice given pursuant to this article may be cancelled by the Directors at any time and shall automatically cease to have effect in respect of any shares transferred upon registration of the relevant transfer.

Objections
88	If:–

(a) any objection shall be raised to the qualification of any voter, or

(b) any votes have been counted which ought not to have been counted or which might have been rejected, or

(c) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be conclusive.

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PROXIES

Appointment of proxies
89.	An appointment of a proxy shall be in writing under the hand of the appointor or his attorney duly authorised in writing or, if the appointor is a corporation, shall either be executed under its seal or signed by an officer, attorney or other person authorised to sign it.

In this article references to in writing include the use of electronic communications subject to such terms and conditions as the Directors may decide.

Receipt of proxies
90.	The appointment of a proxy must:

(a) in the case of an appointment which is not contained in an electronic communication, be received at the office (or such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) together with (if required by the Directors) any authority under which it is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the Directors not less than forty eight hours (or any shorter time specified in such notice) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(b) in the case of an appointment contained in an electronic communication, where an address has been specified for the purposes of receiving electronic communications in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document, be received at such address not less than forty eight hours (or any shorter time specified in such notice) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which an appointment contained in an electronic communication is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the Directors, must, if required by the Directors, be received at the office (or such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) not less than forty eight hours (or any shorter time specified in such notice) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or
(c) in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, be received as aforesaid not less than twenty four hours (or any shorter time specified in such notice) before the time appointed for the taking of the poll, and an appointment of a proxy which is not so received in a manner so permitted shall be invalid. When two or more valid but differing appointments of a proxy are received in respect of the same share for use at the same meeting, the one which is last received (regardless of its date or of the date of its signature) shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share.

Validity of proxy
91.	No appointment of a proxy shall be valid after twelve months have elapsed from the date of its receipt. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.

Form of proxy
92.	The appointment of a proxy shall be in any usual form or in such other form as the Directors may approve and the Directors may, if they think fit, but subject to the provisions of the Companies Acts, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The appointment of a proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The appointment of a proxy shall, unless the contrary is stated in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

Determination of authority
93.	A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination (whether by death, revocation or otherwise) of the authority of the person voting or demanding a poll, unless notice in writing of the determination was received by the Company at the office (or such other place or address as was specified for the receipt of appointments of proxy in the notice convening the meeting or other accompanying document) one hour at least before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

In this article references to in writing include the use of electronic communications subject to such terms and conditions as the Directors may decide.

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RESOLUTIONS

Form of resolutions
94.	Where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution is required a special resolution shall also be effective.

Resolution in writing
95.	A resolution in writing signed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each signed by or on behalf of one or more of the members.

In this article references to in writing include the use of electronic communications subject to such terms and conditions as the Directors may decide.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

Number of Directors
96.	Unless otherwise determined by ordinary resolution of the Company, the Directors shall be not less than six nor more than thirty in number.

Shareholding qualification
97.	There shall be no requirement for any Director to hold shares in the capital of the Company.

Power for Directors to fill casual vacancies or appoint additional Directors
98.	Subject to the provisions of article 128 the Directors shall have power from time to time and at any time to appoint any other person to be a Director either to fill a casual vacancy or as an addition to the Board of Directors, but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with the provisions of these articles.

Retirement of Directors
99.	At every annual general meeting all the Directors shall retire from office.

Meeting to fill up vacancies
100.	The Company at any annual general meeting at which Directors retire may fill up the vacated offices by electing a like number of eligible persons to be Directors. The Company may also in general meeting subject as last mentioned elect any eligible person to be a Director either to fill a casual vacancy or as an addition to the existing Board but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these articles.
Persons eligible as Directors
101.	No persons shall be eligible to be elected as Directors except such persons as shall:–

(A) have been nominated in writing by the holders for the time being of the majority of the Deferred Shares, and

(B) have offered themselves for election to the board of directors of Unilever N.V. at or about the same time as their nomination has been made in accordance with paragraph (A) of this article.

Such persons shall be considered eligible in accordance with this article whether or not, having offered themselves for election in accordance with paragraph (B) of this article, they are so elected to the board of directors of Unilever N.V..

Provisions if no eligible persons available
102.	If at the annual general meeting in any year no persons shall have been nominated in writing as Directors in accordance with article 101 or if the number of persons so nominated is less than the minimum number for the time being in force under article 96 then the retiring Directors (other than those nominated for re-election under article 101) or so many of them as shall be willing to offer themselves for re-election shall be deemed to have been nominated under article 101 and to be eligible for election as Directors or Director for the succeeding year.

Provisions if insufficient eligible persons elected
103.	(A) If at the annual general meeting in any year the resolution or resolutions for the election or re-election of all, or all but one, of the eligible persons nominated for election or re-election as Directors for the succeeding year are put to the meeting and lost, then all such eligible persons who are Directors as at the commencement of the annual general meeting and are standing for re-election shall be deemed to have been re-elected as Directors and shall remain in office but so that such Directors may act only for the purpose of summoning general meetings of the Company and to perform such duties as are essential to maintain the Company as a going concern but not for any other purpose.

(B) Such Directors shall convene a general meeting as soon as reasonably practicable following the annual general meeting referred to in article 103(A) at which all the Directors shall retire from office. To the extent that the circumstances envisaged in article 103(A) occur in relation to any meeting convened pursuant to this article 103(B), then the provisions of this article 103 shall also apply to that general meeting and, if relevant, any subsequent general meeting or meetings.

Power to remove Director by special resolution
104.	In addition to any power of removal conferred by the Companies Acts, the Company may by special resolution remove any Director before the expiration of his period of office.

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Disqualification of Directors
105	Without prejudice to the provisions for retirement otherwise contained in these articles, the office of a Director shall be vacated if:–

(a) he resigns his office by notice in writing delivered to or received at the office or tendered at a meeting of the Directors, or

(b) he becomes of unsound mind or a patient for any purpose of any statute relating to mental health and the Directors resolve that his office is vacated, or

(c) he is absent without the permission of the Directors from meetings of the Directors (whether or not an Alternate Director appointed by him attends) for six consecutive months and the Directors resolve that his office is vacated, or

(d) he becomes bankrupt or compounds with his creditors generally, or

(e) he is prohibited by law from being a Director, or

(f) he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these articles.

In this article references to in writing include the use of electronic communications subject to such terms and conditions as the Directors may decide.

Alternate Directors
106	(A) Each Director shall have the power to appoint any other Director to be his alternate and may at his discretion remove an Alternate Director so appointed from appointment as his alternate. Any appointment or removal of an Alternate Director shall be effected by notice in writing signed by the appointor and delivered to or received at the office or tendered at a meeting of the Directors, or in any other manner approved by the Directors. If his appointor so requests, an Alternate Director shall be entitled to receive notice of all meetings of committees of the Directors of which his appointor is a member. He shall also be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director.

(B) Every person acting as an Alternate Director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the provisions of these articles relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company as a Director but shall not be entitled to receive from the Company any fee in his capacity as an Alternate Director.
(C) Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate, in addition to his own vote as a Director. Signature by an Alternate Director of any resolution in writing of the Directors or a committee of the Directors shall, unless the notice of his appointment provides to the contrary, be as effective as signature by his appointor.

(D) An Alternate Director shall ipso facto cease to be an Alternate Director if his appointor ceases for any reason to be a Director except that, if at any meeting any Director retires but is reappointed or deemed to be reappointed at the same meeting, any appointment made by him pursuant to this article which was in force immediately before his retirement shall remain in force as though he had not retired.

In this article references to in writing include the use of electronic communications subject to such terms and conditions as the Directors may decide.

Executive Directors
107	The Directors may from time to time appoint one or more of its body to hold any employment or executive office with the Company (including that of a Managing Director) for such period (subject to the provisions of the Companies Acts) and upon such other terms as the Directors may decide and may revoke or terminate any appointment so made. Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any claim to damages for breach of the contract of service between the Director and the Company. A Director so appointed shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may decide, and either in addition to or in lieu of his remuneration as a Director.

Non-Executive Directors
108	Those Directors who do not hold an employment or executive office with the Company pursuant to article 107 shall, in the execution of their duties and obligations as Directors, take into account the nature of their role as such non-executive directors (recognising that it is not a day-to-day involvement but a periodic and supervisory role) and as part of their role shall assist in the development of strategy and monitor the performance of the Company and the management.

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REMUNERATION AND EXPENSES OF DIRECTORS

Directors’ remuneration
109	Each of the Directors shall be paid a fee at such rate as may from time to time be determined by the Directors provided that the aggregate of all fees so paid to Directors (excluding amounts payable under any other provisions of these articles) shall not exceed £600,000 per annum or such higher amount as may from time to time be decided by ordinary resolution of the Company.

Extra Remuneration
110	Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Directors go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine in addition to any remuneration provided for by or pursuant to any other article.

Expenses
111	Each Director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Directors or committees of the Directors or general meetings of the Company or any other meeting which as a Director he is entitled to attend and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director.

DIRECTORS’ INTERESTS

Permitted interests and voting
112	(A) Subject to the provisions of the Companies Acts and of paragraph (J) of this article, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any contract in which any Director is in any way interested be liable to be avoided, nor shall any Director who is so interested be liable to account to the Company or the members for any remuneration, profit or other benefit realised by the contract by reason of the Director holding that office or of the fiduciary relationship thereby established.

(B) A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period (subject to the provisions of the Companies Acts) and upon such other terms as the Directors may decide, and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the Directors may decide, and either in addition to or in lieu of any remuneration provided for by or pursuant to any other article.
(C) A Director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested or as regards which it has any power of appointment, but shall be liable to account to the Company or the members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in the other company. The Directors may also cause any voting power conferred by the shares in any other company held or owned by the Company or any power of appointment to be exercised in such manner in all respects as they think fit, including the exercise of the voting power or power of appointment in favour of the appointment of the Directors or any of them as directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company.

(D) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

(E) A Director shall not vote on or be counted in the quorum in relation to any resolution of the Directors concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment or the appointment of another Director to an office or place of profit with a company in which the Company is interested and the Director seeking to vote or be counted in the quorum owns one per cent. or more of it.

(F) Save as otherwise provided by these articles, a Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Directors in respect of any contract in which he is to his knowledge materially interested and, if he shall do so, his vote shall not be counted, but this prohibition shall not apply to any resolution concerning any of the following matters:–

(i) the giving to him of any guarantee, indemnity or security in respect of money lent or obligations undertaken by him for the benefit of the Company or any of its subsidiaries,

(ii) the giving to a third party of any guarantee, indemnity or security in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security,

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(iii) the subscription or purchase by him of shares, debentures or other securities of the Company pursuant to an offer or invitation to members or debenture holders of the Company, or any class of them, or to the public or any section of the public,

(iv) the underwriting by him of any shares, debentures or other securities of the Company or any of its subsidiaries,

(v) any contract in which he is interested by virtue of his interest in shares or debentures or other securities of the Company or by reason of any other interest in or through the Company,

(vi) any contract concerning any other company (not being a company in which the Director owns one per cent. or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever,

(vii) any contract concerning the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates both to Directors and employees of the Company or of any of its subsidiaries and does not provide in respect of any Director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates,

(viii) any contract for the benefit of employees of the Company or of any of its subsidiaries under which he benefits in a similar manner as the employees and which does not accord to any Director as such any privilege or advantage not accorded to the employees to whom the contract relates,

(ix) any contract for the purchase or maintenance for any Director or Directors of insurance against any liability, and

(x) the Agreement referred to in article 3 or any matters arising thereout.

(G) A company shall be deemed to be one in which a Director owns one per cent. or more if and so long as (but only if and so long as) he is (either directly or indirectly) the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class of that company held as treasury shares) or of the voting rights available to members of that company. For the purpose of this paragraph of this article there shall be disregarded any shares held by the Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which his interest is in reversion or remainder if and so long as some other person is entitled to receive the income of the trust and any shares comprised in an authorised unit trust scheme in which he is interested only as a unit holder.
(H) Where a company in which a Director holds one per cent. or more is materially interested in a contract, he also shall be deemed materially interested in that contract.

(I) If any question shall arise at any meeting of the Directors as to the materiality of the interest of a Director (other than the chairman of the meeting) or as to the entitlement of any Director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the Director concerned shall be conclusive except in a case where the nature or extent of his interest (so far as it is known to him) has not been fairly disclosed to the Directors. If any question shall arise in respect of the chairman of the meeting, the question shall be decided by a resolution of the Directors (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman (so far as it is known to him) has not been fairly disclosed to the Directors.

(J) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract with the Company shall declare the nature of his interest at the meeting of the Directors at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Directors after he knows that he is or has become so interested. For the purposes of this article, a general notice to the Directors by a Director to the effect that (a) he is a member of a specified company or firm and is to be regarded as interested in any contract which may after the date of the notice be made with that company or firm or (b) he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him, shall be deemed to be a sufficient declaration of interest under this article in relation to any such contract; provided that no such notice shall be effective unless either it is given at a meeting of the Directors or the Director takes reasonable steps to secure that it is brought up and read at the next meeting of the Directors after it is given.

(K) References in this article to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

(L) The Company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract not properly authorised by reason of a contravention of this article.

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POWERS AND DUTIES OF THE DIRECTORS

General powers of Company vested in Directors
113	Subject to the provisions of the Companies Acts, the memorandum of association of the Company and these articles and to any directions given by the Company in general meeting by special resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company whether relating to the management of the business of the Company or not. The alteration of the memorandum of association or these articles or the passing of a special resolution shall not invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that resolution had not been passed. The powers given by this article shall not be limited by any special power given to the Directors by any other article.

Establishment of local boards
114	The Directors may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The Directors may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Directors, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this article may be made upon such terms and subject to such conditions as the Directors may decide and the Directors may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Powers of attorney
115	The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company upon such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of the powers, authorities and discretions vested in or exercisable by the Directors, including power to sub-delegate. The Directors may remove any person appointed under this article and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Delegation to individual Directors
116	The Directors may entrust to and confer upon any Director any of the powers, authorities and discretions vested in or exercisable by them upon such terms and conditions and with such restrictions as they think fit, and either collaterally with, or to the exclusion of, their own powers, authorities and discretions and may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.
Powers in respect of official seals
117	The Company may exercise all the powers conferred by the Companies Acts with regard to having official seals, and those powers shall be vested in the Directors.

Registers
118	Subject to the provisions of the Companies Acts, the Company may keep an overseas or local or other register in any place, and the Directors may make and vary such regulations as it may think fit respecting the keeping of the register.

Power to borrow money and give security
119	(A) The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital and to issue debentures and other securities but shall restrict the Borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries with a view to securing that Borrowings shall not at any time without the previous sanction of an ordinary resolution of the Company in general meeting exceed an amount equal to three times the Adjusted Capital and Reserves of the Company.

(B) For the purposes of this article

(i) “Borrowings” means the aggregate principal amount for the time being remaining outstanding of all borrowings of the Company and its subsidiaries, whether secured or unsecured, but excluding:–

(a) borrowings by the Company from any subsidiary,

(b) borrowings by any subsidiary from another subsidiary or from the Company,

(c) borrowings by any subsidiary in its capacity as a trustee of any pension or other fund for the benefit of employees,

(d) borrowings of a company which becomes a subsidiary hereafter for a period of twelve months from the date it becomes a subsidiary,

and deducting therefrom an amount equal to:–

(e) the principal amount of any obligations, whether secured or unsecured, issued by the Company or any subsidiary the proceeds of which are intended to be used within six calendar months in repayment of other borrowings of the Company or such subsidiary then outstanding, and

(f) all cash deposits, certificates of deposit and securities of governments and companies and similar instruments owned by the Company or any of its subsidiaries.

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(ii) “Adjusted Capital and Reserves” means the aggregate of:–

(a) the amount paid up or credited as paid up on the issued share capital of the Company,

(b) the amounts standing to the credit of the capital and revenue reserves, including share premium account, plus the balance at the credit of profit and loss account (or minus the amount, if any, standing to the debit of such account), and

(c) the amounts standing as attributed to outside interests

all as shown in the latest published audited consolidated accounts of the Company and its subsidiaries Provided always that appropriate adjustments shall be made in respect of any variation in the paid-up share capital or in the share premium account of the Company since the date of such audited accounts and Provided Further that in arriving at the said aggregate there shall be added back amounts equal to:–

(d) the premium arising on consolidation of acquired subsidiaries, associated companies and businesses which, as at the date of calculation, have been written off against the consolidated reserves of the Company and its subsidiaries in accordance with United Kingdom accounting practices provided that the Company shall not have sold its interest in such subsidiaries, associated companies and businesses at the date of calculation, less a sum equal to amortisation of such premiums over 40 years on a straight line basis,

(e) any provision made for deferred taxation in excess of the amount required to be provided by United Kingdom accounting practices.

(C) The determination of the auditors as to the amount of Borrowings and Adjusted Capital and Reserves shall be conclusive and binding on all concerned and for the purposes of their computation the auditors may make such other adjustments as they deem fit. Nevertheless, for the purposes of this article the Directors may at any time act in reliance on a bona fide estimate of the said aggregates and if the limit herein contained is inadvertently exceeded, the amount borrowed in excess of the limit shall be disregarded until the expiration of 182 days after the date on which the Directors became aware that the situation had arisen.

No debt incurred or security given in respect of moneys borrowed or secured in excess of the limit hereby imposed shall be invalid or ineffectual except in the case of express notice at the time the debt was incurred or the security given that the limit hereby imposed had been or was thereby exceeded.

Pensions
120.	The Directors may grant retiring pensions or annuities or other allowances, including allowances on death, to any person or to the widow or dependants of any person in respect of services rendered by him to the Company as Executive Director, manager, or in any other office or employment under the Company or indirectly as an officer or employee of any subsidiary company of the Company, notwithstanding that he may be or may have been a Director of the Company and may make payments towards insurances or trusts for such purposes in respect of such persons and may include rights in respect of such pensions, annuities and allowances in the terms of engagement of any such person. No Director or former Director or other person shall be accountable to the Company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

Provision for employees
121.	The Directors may by resolution exercise any power conferred by the Companies Acts to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

PROCEEDINGS OF THE DIRECTORS

Meetings of Directors
122.	The Directors may meet for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. A Director at any time may, and the Secretary on the requisition of a Director at any time shall, summon a meeting of the Directors.

Notice of meetings
123.	Notice of a meeting of the Directors shall be deemed to be properly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom or the Netherlands may request the Directors that notices of Board meetings shall during his absence be sent in writing to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to Directors not so absent and if no request is made to the Directors it shall not be necessary to give notice of a meeting of the Directors to any Director who is for the time being absent from the United Kingdom or the Netherlands. A Director may waive notice of any meeting either prospectively or retrospectively.

In this article references to in writing include the use of electronic communications subject to such terms and conditions as the Directors may decide.

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Quorum
124.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, unless so fixed at any other number, shall be two. Subject to the provisions of these articles, any Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting of the Directors if no other Director objects and if otherwise a quorum of Directors would not be present.

Effect of vacancies in number of Directors
125.	The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in their number but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these articles, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies or of summoning general meetings of the Company but not for any other purpose.

Power to appoint chairman
126.	The Directors may appoint a chairman and vice chairman or vice chairmen of their meetings and fix the period for which they are respectively to hold office. If no chairman or vice chairman is appointed, or if at any meeting neither the chairman nor any vice chairman is present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

Competence of meetings
127.	A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Directors.

Voting
128.	Questions arising at any meeting shall be determined by a majority of votes, except that the powers conferred on the Directors by article 98 shall only be exercisable by the decision of a majority of the Directors consisting of three-fourths of all the Directors for the time being and for this purpose the vote of any Director may be given either in person at a meeting of the Directors or (in the case of any Director not present at the meeting called for this purpose) by notice in writing signed by such Director prior to the holding of such meeting. In the case of an equality of votes the chairman of the meeting shall have no additional or casting vote.

In this article references to in writing include the use of electronic communications subject to such terms and conditions as the Directors may decide.
Delegation to committees
129.	(A) The Directors may delegate any of their powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether or not a Director or Directors) as they think fit.

(B) Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Directors. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed by the Directors.

(C) The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the Directors generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Directors or by a committee authorised by the Directors.

Delegation to Executive Committee
130.	(A) Without prejudice to the powers conferred on the Directors by article 129 above, and in addition to such powers, the Directors may delegate their powers, authorities and discretions (with power to sub-delegate) in relation to the operational running of the Company to an executive committee consisting, from time to time, of all of the Directors who have been appointed to hold any employment or executive office with the Company pursuant to article 107 (for the purposes of this article “executive directors”) and such other person or persons (whether or not a Director or Directors) as the Directors shall agree from time to time, provided that the number of such other persons appointed to the committee shall not at any time equal or exceed the number of executive directors appointed to the committee.

(B) The provision of article 129(B) and 129(C) shall apply to an executive committee constituted pursuant to this article as if such committee had been formed pursuant to article 129.

Participation in meetings by telephone
131.	All or any of the Directors or members of any committee may participate in a meeting of the Directors or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.

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Resolution in writing
132.	A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors (if that number is sufficient to constitute a quorum) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Directors or, as the case may be, of the committee properly called and constituted. The resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or members of the committee concerned.

In this article references to in writing include the use of electronic communications subject to such terms and conditions as the Directors may decide.

Validity of acts of Directors or committee
133.	All acts done by the Directors or by any committee or by any person acting as a Director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Directors or committee or person so acting or that they or any of them were disqualified or had vacated office, be as valid as if each such member or person had been properly appointed and was qualified and had continued to be a Director or member of the committee.

Minutes to be made
134.	The Directors shall cause minutes or records to be made in books provided for the purpose:–

(a) of the names of the Directors present at each meeting of the Directors or committee of the Directors, and

(b) of all resolutions and proceedings at all meetings of the Company and of the holders of any class of shares in the Company and of the Directors and of any committee of the Directors.

SEALS

Use of seals
135.	The Directors shall provide for the custody of every seal. A seal shall only be used by the authority of the Directors or a committee authorised by the Directors in that behalf pursuant to articles 129 and 130. Subject as otherwise provided in these articles, any instrument to which the common seal is applied shall be signed by at least one Director and the Secretary or by at least two Directors or by at least two persons for the time being appointed to a committee authorised by the Directors as aforesaid, and any instrument to which an official seal is applied need not, unless the Directors for the time being otherwise decide or the law otherwise requires, be signed by any person.

DIVIDENDS AND OTHER PAYMENTS

Application of profits
136.	The profits of the Company at any time available for dividend and determined to be distributed by way of dividend for any period shall be applicable in order of priority and manner following:

FIRST to the payment of a dividend for such period at the rate of 5 per cent. per annum on the capital paid up or credited as paid up on the Ordinary Shares.

SECONDLY to the payment of a dividend for such period at the rate of 5 per cent. per annum or at such less rate as may be payable under the provisions of the Trust Deed dated 1st May, 1909, and made between William Hesketh Lever of the first part, the Company of the second part and Sydney Gross, Robert Barrie, John Lever Tillotson, John Gray and James Lever Ferguson of the third part and Deeds supplemental thereto on the nominal amount of the then issued and outstanding Preferential Certificates therein mentioned, such dividend to be paid to the Trustees of the said Trust Deed for distribution amongst the holders of such Preferential Certificates.

THIRDLY to the payment of a further dividend for such period at the rate of 5 per cent. per annum on the capital paid up or credited as paid up on the Ordinary Shares.

FOURTHLY to the payment of a dividend for such period at the rate of 6 per cent. per annum on the capital paid up or credited as paid up on the Deferred Shares.

LASTLY the surplus after making the payments aforesaid shall be applied to the payment of an additional dividend on the capital paid up or credited as paid up on the Ordinary Shares.

Declaration of dividends
137.	Subject to the provisions of the Companies Acts, the Company may by ordinary resolution from time to time declare dividends to be paid to the members according to their rights and interests in the profits available for distribution, but no dividend shall be declared in excess of the amount recommended by the Directors, or contrary to the provisions of the Agreement referred to in article 3.

Interim dividends
138.	The Directors may from time to time, out of accrued or accruing profits, pay to the members such interim dividends as in their judgment the position of the Company justifies.

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Dividends to be paid according to amounts paid up on shares
139	Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:–

(a) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share, and

(b) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

Debts may be deducted
140	The Directors may deduct from any dividend or other moneys payable to a member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

Dividend not to bear interest against the Company
141	No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

Payment procedures
142	Any dividend or any other moneys payable on or in respect of shares may be paid by cheque, warrant or similar financial instrument, or by other means, sent direct to the registered address of the holder or person entitled thereto or, in the case of joint holders, to the registered address of the holder who is first named in the register, or sent to such person and to such address as the holder or joint holders may in writing direct. Such payment may be sent through the post or equivalent means of delivery or by such other means, including by electronic media and more specifically, in respect of uncertificated shares, by means of the facilities and requirements of a relevant system, offered by the Company as the holder or joint holders may in writing agree. Every such cheque, warrant, financial instrument or other form of payment shall be made payable to the person to whom it is sent or to such other person as the holder, or joint holders, may in writing direct, and payment of the cheque, warrant, financial instrument or other form of payment shall be a good discharge to the Company. Every such payment shall be sent at the risk of the person entitled to the money represented thereby. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by them.
Unclaimed dividends
143.	Any dividend unclaimed after a period of twelve years from the date of declaration of the dividend shall be forfeited and shall revert to the Company and the payment by the Directors of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.

Dividends in specie
144.	Any general meeting declaring a dividend may, upon the recommendation of the Directors, by ordinary resolution direct payment or satisfaction of the dividend wholly or in part by the distribution of specific assets, and in particular of paid up shares or debentures of any other company, and the Directors shall give effect to the direction, and where any difficulty arises in regard to the distribution the Directors may settle it as they think expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any specific assets to be distributed and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to secure equality of distribution and may vest any specific assets to be distributed in trustees as may seem expedient to the Directors.

CAPITALISATION OF PROFITS

Power to capitalise profits
145.	The Company may, upon the recommendation of the Directors, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that the amount to be capitalised be set free for distribution among the holders of Ordinary Shares of the Company who would be entitled to it if it were distributed by way of dividend and in the same proportions, on the footing that it is applied either in or towards paying up the amounts for the time being unpaid on Ordinary Shares of the Company held by those members respectively or in paying up in full unissued Ordinary Shares debentures or other obligations of the Company to be allotted and distributed credited as fully paid up among those members, or partly in one way and partly in the other, but so that, for the purposes of this article: (i) a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full unissued Ordinary Shares of the Company, and (ii) where the amount capitalised is applied in paying up in full unissued shares, the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly.

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Scrip dividends
146	The Directors may, if authorised by an ordinary resolution of the Company, offer the holders of Ordinary Shares (excluding any member holding shares as treasury shares) the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of any dividend or any part of any dividend specified by the ordinary resolution. The following provisions shall apply:–

(a) An ordinary resolution may specify a particular dividend, or may specify alI or any dividends declared within a specified period, but such period may not end later than the expiry of two months following the conclusion of the annual general meeting next following the date of the meeting at which the ordinary resolution is passed.

(b) The entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount that such holder would have received by way of dividend. For this purpose “relevant value” shall be calculated by reference to the average of the middle market quotations for the Company’s Ordinary Shares on the London Stock Exchange plc as derived from the Daily Official List, on the day on which the Ordinary Shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

(c) The Directors, after determining the basis of allotment, may notify the holders of Ordinary Shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective.

(d) The Directors may exclude from any offer any holders of Ordinary Shares where the Directors believe that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(e) The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which an election has been made (“the elected Ordinary Shares”) and instead additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment calculated as stated. For such purpose the Directors shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis.

(f) The additional Ordinary Shares when allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue except that they will not be entitled to participate in the relevant dividend.

(g) Unless the Directors otherwise determine, or unless the Uncertificated Securities Regulations and/or the rules of the relevant system concerned otherwise require, the new ordinary share or shares which a member has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared in respect of his elected ordinary shares shall be in uncertificated form (in respect of the member’s elected ordinary shares which were in uncertificated form on the date of the member’s election) and in certificated form (in respect of the member’s elected ordinary shares which were in certificated form on the date of the member’s election).

Settlement of difficulties in distribution on capitalisation of profits
147.	Where any difficulty arises in regard to any distribution under the last two preceding articles the Directors may settle the matter as they think expedient and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties, as may seem expedient to the Directors. The Directors may authorise any person to enter into an agreement with the Company on behalf of the persons entitled to participate in the distribution providing for the allotment to them respectively of any shares, debentures or other obligations of the Company to which they are entitled on the capitalisation and the agreement shall be binding on those persons.

RECORD DATES AND ACCOUNTING RECORDS

Record dates
148.	Notwithstanding any other provision of these articles the Company or the Directors may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made. The power to fix any such record date shall include the power to fix a time on the chosen date.

Directors to keep proper accounts
149.	The Directors shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Acts.

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Inspection of records
150.	The accounting records shall be kept at the office or, subject to the provisions of the Companies Acts, at such other place or places as the Directors may think fit and shall always be open to inspection by the officers of the Company. No member in his capacity as such shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Directors or by ordinary resolution of the Company.

SERVICE OF NOTICES AND OTHER DOCUMENTS

Service of notices
151.	Any notice or document (including a share certificate) may be served on, sent or delivered to any member by the Company either personally or by sending it through the post addressed to the member at his registered address or by leaving it at that address addressed to the member or by means of a relevant system or, where appropriate, by sending it using electronic communications to an address for the time being notified by the member concerned to the Company for that purpose or by publication on a website in accordance with the Companies Acts or in any other manner provided by these articles. In the case of joint holders of a share, service, sending or delivery of any notice or document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or sending or delivery to all the joint holders.

Members resident abroad
152.	Any member whose registered address is not within the United Kingdom or some other part of Europe or any holder of a share warrant and who gives to the Company a postal address within the United Kingdom at which notices may be served upon him shall be entitled to have notices served on or sent or delivered to him at that address. Any member whose registered address is not within the United Kingdom and who gives to the Company an address for the purposes of electronic communications may, at the absolute discretion of the Board, be entitled to have notices or documents served upon, or delivered to, him at that address. Otherwise, a member whose registered address is not within the United Kingdom, shall not be entitled to receive any notice or other document from the Company.

When notice deemed served
153.	Any notice or document, if sent by post, shall be deemed to have been served or delivered on the day following that on which it was put in the post and, in proving service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or document not sent by post but left at a registered address (other than an address for the purposes of electronic communications) shall be deemed to have been served or delivered on the day it was so left. Any notice served or delivered by the Company by means of a relevant system shall be deemed to have been served or delivered when the Company or any sponsoring system participant acting on its behalf sends the issuer-instruction relating to the notice.

Any notice or document sent by the Company by using electronic communications shall be deemed to have been received on the day following that on which it was sent. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued from time to time by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.

Service of notice to person entitled by transmission
154.	Where a person is entitled by transmission to a share, any notice or document shall be served upon or delivered to him, and any dividend or other sum payable in cash in respect of the share may be paid to him, as if he was the holder of that share and his address noted in the register was his registered address. Except where there is a person entitled by transmission to a share, any notice or document served on or delivered to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly served or delivered in respect of any share registered in the name of that member as sole or joint holder unless, before the day of posting (or, if it is not sent by post, before the day of service or delivery) of the notice or document, his name has been removed from the register as the holder of the share. Service or delivery in the foregoing manner shall be deemed for all purposes a sufficient service or delivery of the notice or document on all persons interested (whether jointly with or as claiming through or under that member) in the share.

Notice given by advertisement
155.	(A) If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notice sent through the post, a general meeting may be convened by a notice advertised in at least two daily newspapers with a national circulation in the United Kingdom and in that event the notice shall be deemed to have been served on all members and persons entitled by transmission, who are entitled to have notice of the meeting served upon them, on the day when the advertisement appears. If at least six clear days prior to the meeting the posting of notices to addresses throughout the United Kingdom has again become practicable, the Company shall send confirmatory copies of the notice by post to the persons entitled to receive them.

(B) Any notice to the bearer of a warrant or to any other person who holds or is interested in shares in the Company in bearer form or any related coupons or talons shall be sufficiently given if advertised in at least two daily newspapers with a national circulation in the United Kingdom and any such notice shall be deemed given on the day when the advertisement appears.

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DESTRUCTION OF DOCUMENTS

Consequences of destruction of documents
156.	If the Company destroys

(a) any share certificate which has been cancelled at any time after a period of one year has elapsed from the date of cancellation or

(b) any instruction concerning the payment of dividends or other moneys in respect of any share or any notification of change of name or address at any time after a period of two years has elapsed from the date the instruction or notification was recorded by the Company or

(c) any instrument of transfer of shares which has been registered at any time after a period of six years has elapsed from the date of registration or

(d) any other document on the basis of which any entry is made in the register at any time after a period of six years has elapsed from the date the entry was first made in the register in respect of it, and the Company destroys the document in good faith and without express notice that its preservation was relevant to a claim, it shall be presumed irrebuttably in favour of the Company that every share certificate so destroyed was a valid certificate and was properly cancelled, that every instrument of transfer so destroyed was a valid and effective instrument of transfer and was properly registered and that every other document so destroyed was a valid and effective document and that any particulars of it which are recorded in the books or records of the Company were correctly recorded. Nothing contained in this article shall be construed as imposing upon the Company any liability by reason only of the destruction of any document of the kind mentioned above before the relevant period mentioned in this article has elapsed or of the fact that any other condition precedent to its destruction mentioned above has not been fulfilled. References in this article to the destruction of any document include references to its disposal in any manner.

WINDING-UP

Order of priority in winding-up
157	If the Company shall be wound-up, the assets available for distribution amongst the members (excluding any member holding shares as treasury shares) shall be applied first in repaying to the holders of the Ordinary Shares and Deferred Shares pari passu the capital paid or credited as paid up thereon respectively and any balance of such assets then remaining shall belong to the holders of the Ordinary Shares.

Distribution of assets in specie
158.	If the Company commences liquidation, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Companies Acts, but subject to the special rights attached to any class,

(a) divide among the members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and, for that purpose, set such values as he deems fair upon any property to be divided and

(b) vest the whole or any part of the assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit but no member shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY

Indemnity of officers
159.	Subject to the provisions of the Companies Acts, the Company may indemnify any Director or other officer against any liability and may purchase and maintain for any Director or other officer insurance against any liability. Subject to these provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every Director or other officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a Director or other officer of the Company in defending any proceedings (whether civil or criminal) in which judgement is given in his favour or in which he is acquitted or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court. For the purpose of this article the terms “Director” or “officer” shall include any former Director or officer of the Company.

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Special and other Resolutions

At an Extraordinary General Meeting of the Company duly convened and held on the 18th day of June, 1931, the following Resolution was duly passed:–

Resolution

That all the fully paid Shares in the capital of the Company now issued and outstanding be converted into Stock and that all Shares in the capital of the Company at present unissued be converted into Stock as and when the same are issued and are fully paid up.

At a separate General Meeting of the Ordinary Stockholders of the Company duly convened and held on the 12th day of July, 1951, the following Resolution was duly passed:–

Resolution

That this separate General Meeting of the holders of the issued 13,694,008 Ordinary Shares of £1 each in the capital of Lever Brothers & Unilever Limited (now represented by £13,694,008 Ordinary Stock) hereby, in pursuance of Article 3 of the Company’s Articles of Association, sanctions the modification of the terms of the Agreement dated the 28th day of June, 1946, between Lever Brothers & Unilever N.V. of the one part and the Company of the other part (being the Agreement referred to in the said Article 3) in manner provided by a Supplemental Agreement in the terms of the draft produced to this Meeting and, for the purpose of identification subscribed by the Chairman thereof, and authorises the Directors of the Company to enter into and carry into effect such Supplemental Agreement.

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At an Extraordinary General Meeting of the Company duly convened and held on the 27th day of October, 1961, the following Resolutions were duly passed as an Ordinary Resolution and a Special Resolution respectively:–

Resolutions

That the whole of the issued Ordinary Stock in the capital of the Company be re-converted into fully paid Ordinary Shares of 5s. 0d. each and that each of the unissued Ordinary Shares of £1 each in the capital of the Company be sub-divided into four Ordinary Shares of 5s. 0d. each.

That as from the date of the passing of this Resolution the provisions of the Resolutions passed on the 18th June, 1931, and the 12th October, 1937, that all unissued Shares in the capital of the Company be converted into Stock as and when the same are issued and are fully paid up, shall cease to apply to the Ordinary Share capital of the Company.

At the Annual General Meeting of the Company duly convened and held on the 17th day of May, 1978, the following Resolution was duly passed:–

Resolution

That the £249,576 20 per cent. Third Cumulative Preferred Ordinary Stock in the capital of the Company be re-converted into 998,304 fully paid 20 per cent. Third Cumulative Preferred Ordinary Shares of 25p each.

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At a Meeting of the Directors duly convened and held on the 9th day of April, 1981, the following Resolution was duly passed:–

Resolution

That

(1)	Pursuant to Section 8 of the Companies Act, 1980 the Company be re-registered as a public company.

(2)	The Memorandum of Association of the Company be altered in manner following:

(a) By deleting Clause 1 and substituting therefor the following clause:–

“1 The name of the Company is “Unilever PLC”.”

(b)	By adding after Clause 1 the following Clause 1a:–

	“1a	The Company is to be a public company.’’

(c)	By deleting Clause 2 and substituting therefor the following clause:–

	“2	The registered office of the Company will be situated in England and Wales.’’

At the Annual General Meeting of the Company duly convened and held on the 18th May, 1983, the following Resolution was duly passed as a Special Resolution:–

Resolution

That the Memorandum of Association of the Company be altered by deleting the present Clause 3 and substituting for it the Clause 3 set out in the document which accompanied the notice of this meeting.

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At the Annual General Meeting of the Company duly convened and held on the 20th May, 1987, the following Resolutions were duly passed as an Ordinary Resolution and a Special Resolution respectively:–

Resolutions

That with effect from and including 29th June, 1987, the 544,702,728 Ordinary Shares of 25p each in the capital of the Company be sub-divided into 2,723,513,640 Ordinary Shares of 5p each.

That with effect from and including 29th June, 1987, the draft regulations contained in the printed document submitted to the meeting and for the purposes of identification signed by the Chairman thereof, be approved and adopted as the Articles of Association of the Company in substitution for and to the exclusion of all existing Articles thereof.

At the Annual General Meeting of the Company duly convened and held on the 3rd May, 1989, the following Resolutions were duly passed as Special Resolutions:–

Resolutions

That the Articles of Association of the Company be altered as follows:

(a)	by deleting in article 2 the words, “Preference Shares.’’ includes Preferred Ordinary Shares;

(b)	by deleting in article 3 the second and third sentences and substituting therefor the following:

‘No modification of the terms of the said Agreement shall be made without the previous sanction of

(a) an ordinary resolution of the Company in general meeting; and

(b) an ordinary resolution passed at a separate general meeting of the holders of the Ordinary Shares.

The provisions of article 11 shall apply to the separate general meeting hereinbefore mentioned, except only that the quorum necessary for the said meeting shall be the holders of a majority in nominal value of the Ordinary Shares present in person or by proxy, but so that if at any adjourned separate general meeting of the holders of the Ordinary Shares such quorum be not present, those of such holders who are present in person or by proxy shall be a quorum.’;

(c)	by deleting article 5 and substituting therefor the following:

	‘5	Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any class of shares, any share may be issued which is to be redeemed, or is to be liable to be redeemed at the option of the Company or the holder, on such terms and in such manner as may be provided by these articles.’;

(d)	by deleting article 9 and substituting therefor the following:

	‘9	(i) On the 3rd May, 1989 the authorised capital of the Company is £136,275,682, divided as follows: 2,723,513,640 Ordinary Shares of 5p each. 100,000 Deferred Shares of £1 each, all of which have been issued and are now represented by £100,000 Deferred Stock.

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(ii) The Ordinary Shares of 5p each and the Deferred Shares of £1 each shall respectively confer on the holders thereof the right to receive dividends in accordance with the provisions of article 135 hereof.’;

(e)		by deleting in article 10 all sentences save the last;

(f)		by deleting in article 11 paragraph (D) and substituting therefor the following:

‘(D) Subject as aforesaid the rights and privileges attached to any class shall for the purposes of this article not be deemed to be modified unless the modification prejudicially affects such rights or privileges.’;

(g)		by deleting in article 58 the last sentence;

(h)		by deleting in article 67 the words ‘one-tenth of the issued Preference Shares or’;

(i)		by deleting in article 117 the words ‘and an extraordinary resolution passed at a separate general meeting held in manner provided by article 11 of the holders of the whole of the Preference and Preferred Ordinary Shares (which for this purpose shall be deemed to constitute a single class)’;

(j)		by deleting article 135 and substituting therefor the following:

	‘135	The profits of the Company at any time available for dividend and determined to be distributed by way of dividend for any period shall be applicable in order of priority and manner following:

FIRST to the payment of a dividend for such period at the rate of 5 per cent. per annum on the capital paid up or credited as paid up on the Ordinary Shares.

SECONDLY to the payment of a dividend for such period at the rate of 5 per cent. per annum or at such less rate as may be payable under the provisions of the Trust Deed dated 1st May, 1909, and made between

William Hesketh Lever of the first part, the Company of the second part and Sydney Gross, Robert Barrie, John Lever Tillotson, John Gray and James Lever Ferguson of the third part and Deeds supplemental thereto on the nominal amount of the then issued and outstanding Preferential Certificates therein mentioned, such dividend to be paid to the Trustees of the said Trust Deed for distribution amongst the holders of such Preferential Certificates.

THIRDLY to the payment of a further dividend for such period at the rate of 5 per cent. per annum on the capital paid up or credited as paid up on the Ordinary Shares.

FOURTHLY to the payment of a dividend for such period at the rate of 6 per cent. per annum on the capital paid up or credited as paid up on the Deferred Shares.

LASTLY the surplus after making the payments aforesaid shall be applied to the payment of an additional dividend on the capital paid up or credited as paid up on the Ordinary Shares.’;

(k)		by deleting in article 137 the words ‘the preferential dividends on their Preference Shares for the time being, and also’; and

(I)		by deleting article 156 and substituting therefor the following:

	‘156	If the Company shall be wound-up, the assets available for distribution amongst the members shall be applied first in repaying to the holders of the Ordinary Shares and Deferred Shares pari passu the capital paid or credited as paid up thereon respectively and any balance of such assets then remaining shall belong to the holders of the Ordinary Shares.’

That the Articles of Association of the Company be altered by deleting in article 145(a) the word ‘beginning’ and substituting therefor the words ‘expiry of two months following the conclusion’.

That the Articles of Association of the Company be altered by deleting article 117 and substituting therefor the following:

‘117		(A) The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital and to issue debentures and other securities but shall restrict the Borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries with a view to securing that Borrowings shall not at any time without the previous sanction of an ordinary resolution of the Company in general meeting exceed an amount equal to three times the Adjusted Capital and Reserves of the Company.

(B) For the purposes of this article

(i) “Borrowings” means the aggregate principal amount for the time being remaining outstanding of all borrowings of the Company and its subsidiaries, whether secured or unsecured, but excluding:–

(a) borrowings by the Company from any subsidiary

(b) borrowings by any subsidiary from another subsidiary or from the Company

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(c) borrowings by any subsidiary in its capacity as a trustee of any pension or other fund for the benefit of employees

(d) borrowings of a company which becomes a subsidiary hereafter for a period of twelve months from the date it becomes a subsidiary and deducting therefrom an amount equal to:–

(e) the principal amount of any obligations, whether secured or unsecured, issued by the Company or any subsidiary the proceeds of which are intended to be used within six calendar months in repayment of other borrowings of the Company or such subsidiary then outstanding, and

(f) all cash deposits, certificates of deposit and securities of governments and companies and similar instruments owned by the Company or any of its subsidiaries.

(ii) “Adjusted Capital and Reserves” means the aggregrate of:–

(a) the amount paid up or credited as paid up on the issued share capital of the Company,

(b) the amounts standing to the credit of the capital and revenue reserves, including share premium account, plus the balance at the credit of profit and loss account (or minus the amount, if any, standing to the debit of such account), and

(c) the amounts standing as attributed to outside interests.

all as shown in the latest published audited consolidated accounts of the Company and its subsidiaries Provided always that appropriate adjustments shall be made in respect of any variation in the paid up share capital or in the share premium account of the Company since the date of such audited accounts and Provided Further that in arriving at the said aggregate there shall be added back amounts equal to:–

(d) the premium arising on consolidation of acquired subsidiaries, associated companies and businesses which, as at the date of calculation, have been written off against the consolidated reserves of the Company and its subsidiaries in accordance with United Kingdom accounting practices provided that the Company shall not have sold its interest in such subsidiaries, associated companies and businesses at the date of calculation, less a sum equal to amortisation of such premiums over 40 years on a straight line basis.

(e) any provision made for deferred taxation in excess of the amount required to be provided by United Kingdom accounting practices.

(C) The determination of the auditors as to the amount of Borrowings and Adjusted Capital and Reserves shall be conclusive and binding on all concerned and for the purposes of their computation the auditors may make such other adjustments as they deem fit. Nevertheless, for the purposes of this article the Directors may at any time act in reliance on a bona fide estimate of the said aggregates and if the limit herein contained is inadvertently exceeded, the amount borrowed in excess of the limit shall be disregarded until the expiration of 182 days after the date on which the Directors became aware that the situation had arisen.

No debt incurred or security given in respect of moneys borrowed or secured in excess of the limit hereby imposed shall be invalid or ineffectual except in the case of express notice at the time the debt was incurred or the security given that the limit hereby imposed had been or was thereby exceeded.’

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At the Annual General Meeting of the Company duly convened and held on the 4th May, 1994, the following Resolutions were duly passed as Special Resolutions:–

Resolutions

That the Articles of Association of the Company be and are hereby altered as follows:–

(a) by deleting in Article 110(F) ‘and (ix) the Agreement referred to in Article 3 or any matters arising thereout’ and substituting therefor the following:–

‘(ix) any contract for the purchase or maintenance for any Director or Directors of insurance against any liability, and

(x) the Agreement referred to in Article 3 or any matters arising thereout.’

(b) by deleting Article 158 and substituting therefor the following:–

‘158. Indemnity of Officers
Subject to the provisions of the Companies Acts, the Company may indemnify any Director or other officer against any liability and may purchase and maintain for any Director or other officer or auditor insurance against any liability. Subject to these provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every Director or other officer of the Company shall be indemnified, and if the Directors so determine an auditor may be indemnified, out of the assets of the Company against any liability incurred by him as a Director or other officer of the Company, or as auditor, in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.’

That the Articles of Association of the Company be and are hereby altered by deleting Article 127 and substituting therefor the following:–

‘127. Delegation to Committees
(A)	The Directors may delegate any of their powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether or not a Director or Directors) as they think fit.

(B)	Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Directors. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed by the Directors.

(C)	The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the Directors generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Directors or by a committee authorised by the Directors.’

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At the Annual General Meeting of the Company duly convened and held on the 3rd May, 1995, the following Resolutions were duly passed as Special Resolutions:–

Resolutions

That the Articles of Association of the Company be and are hereby altered as follows:–

(a)	by deleting Article 14 and substituting therefor the following:

‘Execution of share certificates
14.	Every share certificate shall be executed under a seal or in such other manner as the Directors having regard to the terms of issue and any listing requirements may authorise and shall specify the number and class of shares to which it relates and the amount or respective amounts paid up on the shares. The Directors may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.’

(b)	by deleting Article 128 and substituting therefor the following:

‘Participation in meetings by telephone
128.	All or any of the Directors or members of any committee may participate in a meeting of the Directors or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.’

(c)	by deleting Article 141 and substituting therefor the following:

‘Payment procedures
141.	Any dividend or any other moneys payable on or in respect of shares may be paid by cheque, warrant or similar financial instrument, or by other means, sent direct to the registered address of the holder or person entitled thereto or, in the case of joint holders, to the registered address of the holder who is first named in the register, or sent to such person and to such address as the holder or joint holders may in writing direct. Such payment may be sent through the post or equivalent means of delivery or by such other means, including by electronic media, offered by the Company as the holder or joint holders may in writing agree. Every such cheque, warrant, financial instrument or other form of payment shall be made payable to the person to whom it is sent or to such other person as the holder, or joint holders, may in writing direct, and payment of the cheque, warrant, financial instrument or other form of payment shall be a good discharge to the Company. Every such payment shall be sent at the risk of the person entitled to the money represented thereby. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by them.’

That the Articles of Association of the Company be and are hereby altered as follows:–

(a)	by deleting Article 57 and substituting therefor the following:

‘Cessation of sending dividend payments
57.	The Company may cease to send any cheque or warrant or other financial instrument through the post or employ any other means of payment for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if either (a) in respect of at least two consecutive dividends payable on those shares the cheques or warrants or other financial instruments have been returned undelivered or remain uncashed or that means of payment has failed or (b) following one such occasion reasonable enquiries have failed to establish any new address of the registered holder. Subject to the provisions of these articles, the Company may recommence sending cheques or warrants or other financial instruments or employing such means in respect of dividends payable on those shares if the holder or person entitled by transmission requests such recommencement in writing.’

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(b)	by deleting Article 134 and substituting therefor the following:

‘Use of seals
134	The Directors shall provide for the custody of every seal. A seal shall only be used by the authority of the Directors or a committee authorised by the Directors in that behalf pursuant to Article 127. Subject as otherwise provided in these articles, any instrument to which the common seal is applied shall be signed by at least one Director and the Secretary or by at least two Directors or by at least two persons for the time being appointed to a committee authorised by the Directors as aforesaid, and any instrument to which an official seal is applied need not, unless the Directors for the time being otherwise decide or the law otherwise requires, be signed by any person.’

That the Articles of Association of the Company be and are hereby altered as follows:–

(a)	by deleting Article 75 and substituting therefor the following:

‘Adjournments and notice of adjournment
75

(A) The chairman may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either sine die or to another time or place where it appears to him that (a) the members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting or (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. In addition, the chairman may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either sine die or to another time or place. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Directors.

No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place.

(B) When a meeting is adjourned for three months or more, or sine die, notice of the adjourned meeting shall be given as in the case of an original meeting. Except where these articles otherwise require, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.’

(b)	by deleting Article 76 and substituting therefor the following:

‘Security and other arrangements at general meetings
76	The Directors may direct that members or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Directors shall consider appropriate in the circumstances and shall be entitled in their absolute discretion to refuse entry to such general meeting to any member or proxy who fails to submit to such searches or to otherwise comply with such security arrangements or restrictions.

In the case of any general meeting the Directors may, notwithstanding the specification in the notice of the place of the general meeting (the “Principal Place”) at which the chairman of the meeting shall preside, make arrangements for simultaneous attendance and participation at other places by members and proxies entitled to attend the general meeting but excluded from the Principal Place under the provisions of this article.

Such arrangements for simultaneous attendance at the meeting may include arrangements regarding the level of attendance at the other places provided that they shall operate so that any members and proxies excluded from attendance at the Principal Place are able to attend at one of the other places. For the purpose of all other provisions of these articles any such meeting shall be treated as being held and taking place at the Principal Place.

The Directors may, for the purpose of facilitating the organisation and administration of any general meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all members and proxies entitled to attend the meeting an equal opportunity of being admitted to the Principal Place) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any member or proxy to attend a general meeting at the Principal Place shall be subject to such arrangements as may be for the time being in force whether stated in the notice of the meeting to apply to that meeting or notified to the members concerned subsequent to the provision of the notice of the meeting.’

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At the Annual General Meeting of the Company duly convened and held on the 6th May, 1997, the following Resolution was duly passed as a Special Resolution:–

Resolution

That the Articles of Association of the Company be and are hereby altered as follows:–

(a)	by amending Article 2:

(i)	by adding the following definitions:

(a) ‘ “certificated share” means a share which is not an uncertificated share;’

(b) ‘ “anticipating class” means a class of shares title to which is permitted by an Operator to be transferred by means of a relevant system;’

(c) ‘ “uncertificated share” means a share of a class which is for the time being a participating class title to which is recorded on the register as being held in uncertificated form;

“the Uncertificated Securities Regulations” means The Uncertificated Securities Regulations 1995 as amended from time to time and any provisions of or under the Companies Acts (including any orders, regulations or other subordinate legislation made thereunder) which supplement or replace such Regulations;’

(ii)	by inserting the words ‘or the Uncertificated Securities Regulations’ between the words ‘Companies Acts’ and ‘in force’ in the penultimate paragraph.

(b)	by deleting the heading ‘CERTIFICATES’ before Article 12 and substituting therefor the following:

‘Evidence of Title to Shares’

(c)	by deleting Article 12 and substituting therefor the following:

‘Uncertificated shares
12.1	(A) Pursuant and subject to the Uncertificated Securities Regulations, the Directors may permit title to shares of any class to be evidenced otherwise than by a certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is for the time being a participating class. The Directors may also, subject to compliance with the Uncertificated Securities Regulations and the rules of any relevant system, determine at any time that title to any class of shares may from a date specified by the Directors no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system. For the avoidance of doubt, shares which are uncertificated shares shall not be treated as forming a class which is separate from certificated shares with the same rights.

(B) In relation to a class of shares which is, for the time being, a participating class and for so long as it remains a participating class, no provision of these articles shall apply or have effect to the extent that it is inconsistent in any respect with:

(i) the holding of shares of that class in uncertificated form;

(ii) the transfer of title to shares of that class by means of a relevant system; and

(iii) any provision of the Uncertificated Securities Regulations.

(C) Shares of a class which is for the time being a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Regulations and the rules of any relevant system, and the Directors shall record on the register of members that the shares are held in certificated or uncertificated form as appropriate.

Certificated shares
12.2	Subject to the provisions of the Uncertificated Securities Regulations, the rules of any relevant system and these articles, every person (except a person to whom the Company is not by law required to issue a certificate) whose name is entered in the register as a holder of any certificated shares shall be entitled, without payment, to receive within two months after allotment or lodgment of a transfer to him of the shares or within two months after the relevant Operator-instruction is received by the Company (or within such other period as the terms of issue shall provide) one certificate for all the shares of any one class or several certificates each for one or more of the shares of the class in question upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Directors may from time to time decide. In the case of a certificated share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A member who has transferred some of the shares comprised in his holding shall be entitled to a certificate for the balance without charge.’

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(d)	by deleting Article 34 and substituting therefor the following:

‘Transfer
34	Subject to such of the restrictions of these articles as may be applicable:–

(i) any member may transfer all or any of his uncertificated shares by means of a relevant system in such manner provided for, and subject as provided in the Uncertificated Securities Regulations and the rules of any relevant system, and accordingly no provision of these articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred; and

(ii) any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the Directors may approve.’

(e)	by amending Article 35 by inserting the following words:

(i) ‘certificated’ between the words ‘a’ and ‘share’ in the first line;

(ii) ‘concerned’ between the words ‘share’ and ‘until’ in the third line.

(f)	by deleting the sub-heading before Article 36 and substituting therefor the following:

‘Right to decline to register transfer of partly paid shares’

(g)	by deleting Article 37 and substituting therefor the following:

‘Further rights to decline to register transfer
37	(A) The Directors may only decline to register a transfer of an uncertificated share in the circumstances set out in the Uncertificated Securities Regulations, and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.

(B) The Directors may decline to register any transfer of a certificated share unless:–

(i) the instrument of transfer is lodged with the Company accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer,

(ii) the instrument of transfer is in respect of only one class of share, and

(iii) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.’

(h)	by amending Article 38 by inserting the following words:

“or, in the case of uncertificated shares, within two months after the date on which the relevant Operator-instruction is received” between the words ‘lodged’ and ‘,send’ in the second line.

(i)	by amending Article 39 by deleting the word ‘other’ in the first line.

(j)	by deleting Article 42 and substituting therefor the following:

‘Election of person entitled by transmission
42	Any person entitled by transmission to a share may, subject as provided elsewhere in these articles, elect either to become the holder of the share or to have some person nominated by him registered as the holder. If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall transfer title to the share to that person. All the provisions of these articles relating to the transfer of shares shall apply to the notice or transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or transfer was given or executed by the member.’

(k)	by deleting the sub-heading before Article 55 and substituting therefor the following:

‘Issue of shares on surrender of share warrants’

(l)	by amending Article 56:

(i) by the addition of a new sub-paragraph:

‘(i) the shares are in certificated form,’

The former sub-paragraphs (i) to (v) become sub-paragraphs (ii) to (vi).

(ii) by inserting the following words:

(a) ‘either in certificated or uncertificated form’ between the words ‘issue’ and ‘throughout’ in the first line of the former sub-paragraph (i);

(b) ‘or by the transfer of funds by means of a relevant system’ between the words ‘shares’ and ‘at’ in the fourth line of the former sub-paragraph (ii).

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(m)	by amending Article 57 by inserting the following words:

(i) ‘, including by means of a relevant system,’ between the words ‘payment’ and ‘for’ in the second line;

(ii) ‘or account’ between the words ‘address’ and ‘of’ in the eighth line;

(iii) ‘other’ between the words ‘such’ and ‘means’ in the tenth line.

(n)	by deleting Article 70 and substituting therefor the following:

‘Omission or non-receipt of notice
70	The accidental omission to give any notice of a meeting or the accidental omission to send any document relating to any meeting, or the non-receipt of any such notice or document, by any person entitled to receive the notice or document shall not invalidate the proceedings at that meeting.’

(o)	by amending Article 141 by inserting the following words:

‘and more specifically, in respect of uncertificated shares, by means of the facilities and requirements of a relevant system’ between the words ‘media’ and ‘offered’ in the seventh line.

(p)	by amending Article 145 by the addition of a new sub-paragraph:

‘(g) Unless the Directors otherwise determine, or unless the Uncertificated Securities Regulations and/or the rules of the relevant system concerned otherwise require, the new ordinary share or shares which a member has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared in respect of his elected ordinary shares shall be in uncertificated form (in respect of the member’s elected ordinary shares which were in uncertificated form on the date of the member’s election) and in certificated form (in respect of the member’s elected ordinary shares which were in certificated form on the date of the member’s election).’

(q)	by amending Article 147 by the addition of a final sentence:

‘The power to fix any such record date shall include the power to fix a time on the chosen date.’

(r)	by amending Article 150:

(i) by deleting the word ‘other’ where it occurs in the first and sixth lines;

(ii) by inserting the following words:

‘or by means of a relevant system’ between the words ‘member’ and ‘or’ in the fourth line.

(s)	by amending Article 152:

(i) by deleting the word ‘other’ where it occurs in the first and fifth lines;

(ii) by the addition of a final sentence:

‘Any notice served or delivered by the Company by means of a relevant system shall be deemed to have been served or delivered when the Company or any sponsoring system participant acting on its behalf sends the issuer-instruction relating to the notice.’

(t)	by amending Article 153 by deleting the word ‘other’ where it occurs in the first and sixth lines.

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At an Extraordinary General Meeting of the Company duly convened and held on the 22nd September, 1997, the following Resolutions were duly passed as an Ordinary Resolution and a Special Resolution respectively:–

Resolutions

That each Ordinary Share of 5p nominal value in the capital of the Company, whether issued or unissued, be sub-divided into four Ordinary Shares of 1.25p each, such sub-division to be subject to, and to take effect simultaneously with, the admission of the Ordinary Shares of 1.25p each to the Official List of the London Stock Exchange on 13 October 1997, or such later date as the Directors may determine.

That, conditional upon the passing of Resolution 1 above, subject to and with effect from the admission of the Ordinary Shares of 1.25p each to the Official List of the London Stock Exchange on 13 October 1997, or such later date as the Directors may determine, the Articles of Association of the Company be and are hereby altered as follows:–

(a)	by deleting Article 9 and substituting therefor the following:

‘9	(i)	On 13 October, 1997 the authorised capital of the Company is £136,275,682, divided as follows:

10,894,054,560 Ordinary Shares of 1.25p each 100,000 Deferred Shares of £1 each, all of which have been issued and are now represented by £100,000 Deferred Stock.

	(ii)	The Ordinary Shares of 1.25p each and the Deferred Shares of £1 each shall respectively confer on the holders thereof the right to receive dividends in accordance with the provisions of article 135 hereof.’

(b)	by amending Article 83 by substituting ‘1.25p’ for ‘5p’ in the third line.

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At the Annual General Meeting of the Company duly convened and held on the 4 May
1999, the following Resolution was duly passed as a Special Resolution:–

Resolution

That, conditional upon the admission of the issued New Ordinary Shares (as defined below) to the Official List of London Stock Exchange Limited becoming effective, on listing of the Company’s new American Depositary Receipts arising on consolidation on the New York Stock Exchange, on the resolutions in relation to the payment of a special dividend and a share capital consolidation by Unilever N.V. to be proposed at the meeting of shareholders of Unilever N.V. to be held on the same day as this meeting in the form produced to the meeting and initialled by the Chairman of the meeting for the purposes of identification being passed, on the new Unilever N.V. ordinary shares arising as a result of the consolidation referred to in such resolutions being admitted to listing on the Amsterdam Stock Exchange and on the New York Stock Exchange and on the new Unilever N.V. depositary receipts arising as a result of such consolidation being admitted to listing on the Amsterdam Stock Exchange:

(a)	the part of the final dividend which comprises the special dividend of 66.13p for each Ordinary Share to be paid to Ordinary Shareholders shown on the register as holders of Ordinary Shares at the close of business on 7 May 1999 and as described in the circular to Ordinary Shareholders produced to the Annual General Meeting and initialled by the Chairman of the meeting for the purposes of identification be and is hereby declared;

(b)	(i) each issued and each authorised but unissued Ordinary Share of 1.25p in the capital of the Company (‘Existing Ordinary Share’) be and is hereby sub-divided into 100 Ordinary Shares of 0.0125p each in the capital of the Company (‘Intermediate Ordinary Shares’);

(ii) immediately thereafter every 112 of the issued Intermediate Ordinary Shares be and are hereby consolidated into one new ordinary share of 1.4p in the capital of the Company (a ‘New Ordinary Share’) on terms that fractional entitlements to such New Ordinary Shares shall be aggregated and sold and the proceeds of sale distributed in due proportion amongst those members entitled; and

(iii) immediately thereafter, every 112 of the authorised but unissued Intermediate Ordinary Shares be and are hereby consolidated into one New Ordinary Share;

(c)	the Company’s Articles of Association be and are hereby amended by deleting Article 9 and substituting therefor the following:

‘Capital
9	(i)	On 10 May, 1999 the authorised capital of the Company is £136 275 682, divided as follows: 9 726 834 428 Ordinary Shares of 1.4p each. 100 000 Deferred Shares of £1 each, all of which have been issued and are now represented by £100 000 Deferred Stock.

	(ii)	The Ordinary Shares of 1.4p each and the Deferred Shares of £1 each shall respectively confer on the holders thereof the right to receive dividends in accordance with the provisions of Article 135 hereof’.

(d)	the Company’s Articles of Association be and are hereby amended by deleting the reference to ‘11.25p’ in Article 83 and substituting therefor a reference to ‘1.4p’.

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At the Annual General Meeting of the Company duly convened and held on the 9 May
2001, the following Resolution was duly passed as a Special Resolution:-

Resolution

That the Articles of Association of the Company be altered by making the amendments set out in Appendix 2 to the Notice of this meeting.

Appendix 2:–

1	the amendment of article 2 by:

(i) the addition of the following definitions:

(a) “ “address”, in relation to electronic communications, includes any number or address used for the purposes of such communications;”;

(b) “ “electronic signature” means anything in electronic form which the Directors require to be incorporated into or otherwise associated with an electronic communication for the purpose of establishing the authenticity or integrity of the communication;”;

(ii) the insertion of the words “except by means of an electronic signature” after the words “executed under hand or under seal or by any other method”;

(iii) the insertion of as a new sub-paragraph the words: “references to a document being signed or to signature include references to its being executed under hand or under seal or by any other method and, in the case of an electronic communication, are to its bearing an electronic signature;”;

(iv) the insertion of the words “including by way of electronic communications where specifically provided in a particular article or where permitted by the Directors in their absolute discretion” after the words “in a legible and non-transitory form”;

2	the amendment of articles 69 and 72 by the addition of a final paragraph:

“References in this article to notice in writing include the use of electronic communications and publication on a website in accordance with the Companies Acts.”
3	the amendment of article 85:

(i) by deleting the word “delivered” and inserting the word “received” in the seventh line;

(ii) by deleting the words “delivery of instruments appointing a proxy” and inserting the words “receipt of appointments of a proxy in writing which are not electronic communications” in the eighth line;

(iii) by deleting the words “an instrument of proxy” and inserting the words “such an appointment” in the ninth line;

(iv) by deleting the word “delivered” and inserting the word “received” in the tenth line;

4	the deletion of article 89 and substitution therefor of the following:

“Appointment of proxies
An appointment of a proxy shall be in writing under the hand of the appointor or his attorney duly authorised in writing or, if the appointor is a corporation, shall either be executed under its seal or signed by an officer, attorney or other person authorised to sign it.

In this article references to in writing include the use of electronic communications subject to such terms and conditions as the Directors may decide.”;

5	the deletion of article 90 and substitution therefor of the following:

“Receipt of proxies The appointment of a proxy must:

(a)	in the case of an appointment which is not contained in an electronic communication, be received at the office (or such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) together with (if required by the Directors) any authority under which it is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the Directors not less than forty eight hours (or any shorter time specified in such notice) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

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(b)	in the case of an appointment contained in an electronic communication, where an address has been specified for the purposes of receiving electronic communications in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document, be received at such address not less than forty eight hours (or any shorter time specified in such notice) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which an appointment contained in an electronic communication is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the Directors, must, if required by the Directors, be received at the office (or such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) not less than forty eight hours (or any shorter time specified in such notice) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(c)

in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, be received as aforesaid not less than twenty four hours (or any shorter time specified in such notice) before the time appointed for the taking of the poll, and an appointment of a proxy which is not so received in a manner so permitted shall be invalid. When two or more valid but differing appointments of a proxy are received in respect of the same share for use at the same meeting, the one which is last received (regardless of its date or of the date of its signature) shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share.”;

6

the deletion of article 91 and substitution therefor of the following:

“Validity of proxy
No appointment of a proxy shall be valid after twelve months have elapsed from the date of its receipt. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.”;

7	the amendment of article 92:

(i) by deleting the words “Instruments of” and inserting the words “The appointment of a” in the first line;

(ii) by deleting the words “instrument of” and inserting the words “appointment of a” in the fourth line;

(iii) by deleting the words “instrument of” and inserting the words “appointment of a” in the seventh line;

8	the amendment of article 93:

(i) by deleting the words “in the United Kingdom” and inserting the words “or address” in the fifth line;

(ii) by deleting the words “delivery of instruments” and inserting the words “receipt of appointments” in the sixth line.;

9

the amendment of articles 93, 104, 105, 121, 126 and 129 by inserting a final paragraph:

“In this article references to in writing include the use of electronic communications subject to such terms and conditions as the Directors may decide.”;

10

the deletion of article 95 and substitution therefor of the following:

“Resolution in writing
A resolution in writing signed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each signed by or on behalf of one or more of the members.

In this article references to in writing include the use of electronic communications subject to such terms and conditions as the Directors may decide.”;

11	the amendment of article 104 by inserting the words “or received at” after the words “delivered to” in sub-paragraph (a)”;

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12	the amendment of article 105:

(i) by deleting the word “executed” and inserting the word “signed” in the fourth line in sub-paragraph A;

(ii) by inserting the words “or received at” after the words “delivered to” in the fifth line in sub-paragraph A;

(iii) by deleting the word “Execution” and inserting the word “Signature” in the third line in sub-paragraph C;

(iv) by deleting the word “execution” and inserting the word “signature” in the fifth line in sub-paragraph C.”;

13	the amendment of article 129 by deleting the word “executed” and inserting the word “signed” in the first line and in the seventh line;

14	the amendment of article 150:

(i) by inserting the word “sent” after the word “on” in the first line;

(ii) by inserting the words “or, where appropriate, by sending it using electronic communications to an address for the time being notified by the member concerned to the Company for that purpose or by publication on a website in accordance with the Companies Acts” after the word “system” in the fifth line;

(iii) by inserting the word “sending” after the word “service” in the sixth line;

(iv) by inserting the words “or sending” after the words “service on” in the seventh line;
15	the amendment of article 151:

(i) by deleting the words “an address” and inserting the words “a postal address” in the third line;

(ii) by deleting the words “upon him at that address but, unless he does so” and inserting the words “on or sent or delivered to him at that address. Any member whose registered address is not within the United Kingdom and who gives to the Company an address for the purposes of electronic communications may, at the absolute discretion of the Board, be entitled to have notices or documents served upon, or delivered to, him at that address. Otherwise, a member whose registered address is not within the United Kingdom”;

16	the amendment of article 152:

(i) by deleting the words “ by post” in the title;

(ii) by inserting the words “(other than an address for the purposes of electronic communications)” after the word “address” in the fifth line; and

(iii) by inserting a final paragraph: “Any notice or document sent by the Company by using electronic communications shall be deemed to have been received on the day following that on which it was sent. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued from time to time by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.”

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At the Annual General Meeting of the Company duly convened and held on the 12th May
2004, the following Resolutions were duly passed as Special Resolutions:–

Resolution

That the Articles of Association of the Company be altered by making the amendments set out in Part 2 of Appendix 1 to the Notice of this meeting provided that this resolution will only become effective if resolution 4 as set out in the notice of Annual General Meeting of Unilever N.V. dated 26 March 2004 is approved by the shareholders of Unilever N.V. at the Annual General Meeting of Unilever N.V. to be held on Wednesday 12 May 2004 in Rotterdam, the Netherlands, or at any adjournment thereof.

Appendix 1, Part 2:–

1	the amendment of article 2 by

(i) deleting the words “but does not include an Advisory Director or Advisory Directors” from the definition of “the Directors”, and

(ii) inserting the following definition in the relevant place in the alphabetical list: “Unilever N.V. means Unilever N.V. of Rotterdam in the Netherlands (company number 24051830) or any company which is inserted as a holding company and parent of Unilever N.V. under any form of corporate reconstruction or reorganisation and which becomes a party to the Equalisation Agreement referred to in article 3;”;

2	the deletion of article 74 and substitution therefore of the following:

“Entitlement to attend and speak
	74	Each Director shall be entitled to attend and speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares in the Company. Any proxy appointed by a member shall also be entitled to speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares in the Company at which such member would have been entitled to attend and speak.”;

3	the amendment of article 77 by inserting the words “Without prejudice to the other provisions of this article, the chairman may, in his absolute discretion, demand a poll on all or some of the resolutions put to the vote of the meeting before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll.” after the first sentence of the article and before the sentence beginning “Subject to the Companies Acts”;
4	the deletion of article 97 and substitution therefore of the following:

“Shareholding qualification
	97	There shall be no requirement for any Director to hold shares in the capital of the Company.”;

5	the deletion of article 101 and substitution therefore of the following: “Persons eligible as Directors
101

No persons shall be eligible to be elected as Directors except such persons as shall:–

(A) have been nominated in writing by the holders for the time being of the majority of the Deferred Shares, and

(B) have offered themselves for election to the board of directors of Unilever N.V. at or about the same time as their nomination has been made in accordance with paragraph (A) of this article.

Such persons shall be considered eligible in accordance with this article whether or not, having offered themselves for election in accordance with paragraph (B) of this article, they are so elected to the board of directors of Unilever N.V..”;

6	the insertion of a new article 103 as follows and the consequential renumbering of all subsequent articles:

“Provisions if insufficient eligible persons elected
	103	(A) If at the annual general meeting in any year the resolution or resolutionsfor the election or re-election of all, or all but one, of the eligible persons nominated for election or re-election as Directors for the succeeding year are put to the meeting and lost, then all such eligible persons who are Directors as at the commencement of the annual general meeting and are standing for re-election shall be deemed to have been re-elected as Directors and shall remain in office but so that such Directors may act only for the purpose of summoning general meetings of the Company and to perform such duties as are essential to maintain the Company as a going concern but not for any other purpose.

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(B) Such Directors shall convene a general meeting as soon as reasonably practicable following the annual general meeting referred to in article 103(A) at which all the Directors shall retire from office. To the extent that the circumstances envisaged in article 103(A) occur in relation to any meeting convened pursuant to this article 103(B), then the provisions of this article 103 shall also apply to that general meeting and, if relevant, any subsequent general meeting or meetings.”;

7

the insertion of a new article 108 (after the article headed “Executive Directors” which is numbered article 106 in the current articles) as follows and the consequential renumbering of all subsequent articles:

“Non-Executive Directors
Those Directors who do not hold an employment or executive office with the Company pursuant to article 107 shall, in the execution of their duties and obligations as Directors, take into account the nature of their role as such non-executive directors (recognising that it is not a day-to-day involvement but a periodic and supervisory role) and as part of their role shall assist in the development of strategy and monitor the performance of the Company and the management.”;

8	the deletion of article 107 and substitution therefore of the following (renumbered to take into account the other proposed changes to the articles):
“Directors’ Remuneration
	109.	Each of the Directors shall be paid a fee at such rate as may from time to time be determined by the Directors provided that the aggregate of all fees so paid to Directors (excluding amounts payable under any other provisions of these articles) shall not exceed £600,000 per annum or such higher amount as may from time to time be decided by ordinary resolution of the Company.”;

9	the amendment of article 118 by deleting the words “Advisory Director,” in the article;
10	the insertion of a new article 130 (after the article headed “Delegation to committees” which is numbered article 127 in the current articles) as follows and the consequential renumbering of all subsequent articles;

“Delegation to Executive Committee
	130.	(A) Without prejudice to the powers conferred on the Directors by article 129 above, and in addition to such powers, the Directors may delegate their powers, authorities and discretions (with power to sub-delegate) in relation to the operational running of the Company to an executive committee consisting, from time to time, of all of the Directors who have been appointed to hold any employment or executive office with the Company pursuant to article 107 (for the purposes of this article “executive directors”) and such other person or persons (whether or not a Director or Directors) as the Directors shall agree from time to time, provided that the number of such other persons appointed to the committee shall not at any time equal or exceed the number of executive directors appointed to the committee.

(B) The provision of article 129(B) and 129(C) shall apply to an executive committee constituted pursuant to this article as if such committee had been formed pursuant to article 129.”;

11	the deletion of articles 132 and 133 (including the headings to these articles) and the heading “ADVISORY DIRECTORS” above these articles;

12	the amendment of article 134 by deleting the words “Article 127” and inserting the words “articles 129 and 130” in their place in this article; and

13	the renumbering of the articles and relevant cross-references to take into account the changes set out above.

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Resolution

That the Articles of Association of the Company be altered by making the amendments set out in Part 2 of Appendix 2 to the Notice of this meeting.

Appendix 2, Part 2:–

1	the amendment of article 3 by deleting the word “Board” and inserting the word “Directors” in its place in the first paragraph;

2	the amendment of article 11 by

(i) inserting the words “(excluding any shares of that class held as treasury shares)” after the words “three-fourths of the issued shares of that class” and after the words “one-third of the capital paid up on the issued shares of the class” in paragraph (A) of that article, and

(ii) inserting the words “(but excluding any shares held as treasury shares)” after the words “one-half in nominal value of the entire issued share capital for the time being of the Company” in paragraph (C) of that article;

3	the amendment of article 44 by inserting the words “(excluding any shares held as treasury shares)” after the words”may convert any paid-up shares” in the first sentence of that article;

4	the amendment of articles 56 and 145 by deleting the words “The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited” and inserting the words “the London Stock Exchange plc” in their place in the first paragraph of article 56 and paragraph (b) of article 145;

5	the amendment of article 56 by

(i) inserting the word “and” at the end of paragraph (iv),

(ii) deleting “, and” at the end of paragraph (v) and inserting a full stop in its place, and

(iii) deleting paragraph (vi);

6	the amendment of article 72 by inserting the words “and entitled to vote” after the words “in person or by proxy” in both places where they appear in the article;
7	the amendment of article 75 by inserting the words “entitled to vote” after the words “it appears to him that (a) the members” in paragraph (A) of that article;

8	the amendment of article 110 by inserting the words “(calculated exclusive of any shares of that class of that company held as treasury shares)” after the words “equity share capital of that company” in the first sentence of paragraph (G) of that article;

9	the amendment of article 144 by

(i) inserting “: (i)” after the words “but so that, for the purposes of this article” in the article, and

(ii)

deleting the full stop at the end of the article and inserting in its place the words “, and (ii) where the amount capitalised is applied in paying up in full unissued shares, the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly.” at the end of the article;

10	the amendment of article 145 by inserting the words “(excluding any member holding shares as treasury shares)” after the words “offer the holders of Ordinary Shares” in the first paragraph of that article;

11	the amendment of article 156 by inserting the words “(excluding any member holding shares as treasury shares)” after the words “the assets available for distribution amongst the members” in the article;

12	the amendment of article 158 by

(i) removing the words “or auditor” in the first sentence and the words “, and if the Directors so determine an auditor may be indemnified,” and “, or as auditor,” in the second sentence of the article, and

(ii) inserting a new sentence at the end of the article as follows: “For the purpose of this article the terms “Director” or “officer” shall include any former Director or officer of the Company.”; and

13	to the extent necessary, the renumbering of the articles and relevant cross-references to take into account the changes set out above.

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